As filed with the Securities and Exchange Commission on December 8, 2014

Registration No. 333-196492

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment Number 3 to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

International Western Petroleum, Inc.

(Exact Name of Registrant in its Charter)

Nevada	1311	46-5034746
(State or other Jurisdiction	(Primary Standard Industrial	(IRS Employer
of Incorporation)	Classification Code)	Identification No.)

5525 N. MacArthur Boulevard, Suite 280

Irving, TX 75038

(855) 809-6900

(Address and Telephone Number of Registrant’s Principal

Executive Offices and Principal Place of Business)

Copies of communications to:

Gregg E. Jaclin, Esq.

Szaferman, Lakind, Blumstein & Blader, PC

101 Grovers Mill Road, Suite 200

Lawrenceville, NJ 08648

Phone: 609-275-0400

Fax: 609-275-4511

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective. If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.       ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.        ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.       ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price per share	Proposed Maximum Aggregate Offering Price	Amount of Registration fee
Common Stock, $0.001 par value per share	4,589,964	$0.75	$3,442,473	$400.02

(1) This Registration Statement covers the resale by our selling security holders of up to 4,589,964 shares of Common Stock previously issued to such selling security holders.

(2) The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o). Our Common Stock is not traded on any national exchange and in accordance with Rule 457; the offering price was determined by the price of the shares that were sold to some of our shareholders in a private placement memorandum. The price of $0.75 is a fixed price at which the selling security holders may sell their shares until our Common Stock is quoted in the OTCQX or OTCQB marketplace of OTC Link and thereafter at prevailing market prices or privately negotiated prices or in transactions that are not in the public market. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority, which regulates the OTCQX and OTCQB marketplaces of OTC Link, nor can there be any assurance that such an application for quotation will be approved.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(a), MAY DETERMINE.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission (“SEC”) is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission becomes effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

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PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION ON [ ] [ ], 2014

INTERNATIONAL WESTERN PETROLEUM, INC.

4,589,964 SHARES OF COMMON STOCK

The selling security holders named in this prospectus are offering all of the shares of Common Stock offered through this prospectus. The Common Stock to be sold by the selling security holders as provided in the “Selling Security Holders” section is shares of our common stock, par value $0.001 per share (the “Common Stock”), that have already been issued and are currently outstanding. We will not receive any proceeds from the sale of the Common Stock covered by this prospectus.

Our Common Stock is presently not traded on any market or securities exchange. The selling security holders have not engaged any underwriter in connection with the sale of their shares of Common Stock. Common Stock being registered in this Registration Statement may be sold by selling security holders at a fixed price of $0.75 per share until our Common Stock is quoted in the OTCQX or OTCQB marketplace of OTC Link and thereafter at prevailing market prices or privately negotiated prices or in transactions that are not in the public market. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority (“FINRA”), which regulates the OTCQX and OTCQB marketplaces of OTC Link, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares of the selling security holders.

We are an emerging growth company as that term is used in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and are subject to reduced public company reporting requirements.

Investing in our Common Stock involves a high degree of risk. See “Risk Factors” beginning on page 8 to read about factors you should consider before buying shares of our Common Stock.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Date of This Prospectus is: December 8, 2014

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Please read this prospectus carefully. It describes our business, our financial condition and results of operations. We have prepared this prospectus so that you will have the information necessary to make an informed investment decision.

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You should rely only on information contained in this prospectus. We have not authorized any other person to provide you with different information. This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted. The information in this prospectus is complete and accurate as of the date on the front cover, but the information may have changed since that date.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all the information that you should consider before investing in the Common Stock. You should carefully read the entire prospectus, including “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Financial Statements, before making an investment decision. In this Prospectus, the terms “International Western Petroleum,” “Company,” “we,” “us” and “our” refer to International Western Petroleum, Inc.

Overview

We were incorporated on February 19, 2014 under the laws of the state of Nevada. We are an exploration-stage oil and natural gas company that focuses on the acquisition, development, and exploration of crude oil and natural gas properties in Texas. We do not yet have, however, reserves, undeveloped reserves, delivery commitments, any wells in the process of being drilled, or drilling or other exploratory and development activities. We also do not yet own any oil and gas properties or acreage.

The Company is currently managed by two people who are business and oil and gas exploration veterans who specialize in the oil and gas acquisition and exploration markets of the Central/West Texas region: its Chief Executive Officer, President, Chief Financial Officer, and Co-Founder, Ross Henry Ramsey, a fourth generation oil man who has been involved in several vertical and horizontal exploration works along with deep and shallow drilling with successful results; and its Chairman, Secretary, and Co-Founder, Dr. Benjamin Tran, who has vast experience in corporate finance, private equity, and merchant banking. The Company’s Chief Geologist is Dr. Syed Ahmad, who has thirty years of diversified experience in the petroleum industry including extensive geological and operational experience with Exxon Exploration (Texas), Saudi Geophysical/Aramco, and Petrolog De Venezuela. At the moment, the Company’s management team, Mr. Ramsey and Dr. Tran (collectively, “Management”), control the majority of the Company’s outstanding shares.

The Company has recently prospected several lucrative exploration projects in the prolific Bend Arch region which is approximately 120 miles long and 40 miles wide running from Archer County, Texas in the north to Brown County, Texas in the south. This area has been one of the most active drilling areas during the recent resurgence of United States drilling activities.

Unlike many major oil companies that often drill very deep wells with a high degree of risk, the Company plans to be a specialist in shallow well exploration (3,000 to 6,000 feet) that is less expensive and has lower risk factors.

Management believes that the Company has the capacity and capability to take potential oil and gas reservoirs and develop them from the ground floor to completion. Management believes that the Company also has the ability to acquire several high potential acreage that possess proven reserves of hydrocarbons. From evaluating seismic data, to the final steps of drilling, testing, completing and proceeding to production, our staff has expertise in geology, petroleum engineering, geophysics and mechanical engineering. The Company is currently developing several acquisition candidates including existing hydrocarbon production and proven reserve hydrocarbon land leases capable of additional drilling located in the Bend Arch/Fort Worth Basin.

The Company is aiming to develop a six (6) well drilling program in Coleman County of Texas. This program shall execute drilling to an estimated depth of 4,600 feet which will place the wells into the geological formation known as the Ellenberger Formation.

Management has access to the geology survey report as well as mud log and open hole log of some existing wells of the Bend Arch Lion project. This data shows that there are a total of up to five (5) potential oil and gas producing zones between the surface and the Ellenberger Formation. The primary geological zones to be explored in the initial 6 well drilling package will be the Palo Pinto, Gardner Sand, Gray Sand, Barnett Shale and Ellenberger. Once the wells have entered the Ellenberger Formation a suite of electronic logs will be run and the information gathered off of the logs combined with the information gathered during drilling will dictate which zone each well will be completed in. Management believes that surrounding acreage would suggest that each well targeted within the Ellenberger Formation will be completed and produced. Management believes, however, that each of the other named Formations also have the potential to provide very good commercial production.

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In order to promote fast growth, Management envisions that the majority of capital we generate from operations of acquired production will be reinvested to fund new exploration projects. Our core business strategy is to: (a) acquire petroleum exploration companies with moderate production growth and add capital to instigate explosive growth; (b) acquire new high-potential hydrocarbon land leases and perform initial exploration on those leases to add value as “proven reserve” properties and then sell them off at multiples of the cost basis; and (c) acquire existing oil and gas production with large reserves, to increase the Company’s value.

We are currently an exploration stage company. Since inception, our operations are limited to forming the Company and raising capital resource. We have not generated any revenues to date. We do not currently engage in any business activities that provide cash flow. At the date hereof, we have minimal cash at hand. We require additional capital to implement our business and fund our operations. See “Management’s Discussion and Analysis” on page 30.

Where You Can Find Us

The Company’s principal executive office and mailing address is 5525 N. MacArthur Boulevard, Suite 280, Irving, TX 75038. Our telephone number is 855-809-6900.

Implications of Being an Emerging Growth Company

We qualify as an emerging growth company as that term is used in the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:

•	A requirement to have only two years of audited financial statements and only two years of related MD&A;

•	Exemption from the auditor attestation requirement in the assessment of the emerging growth company’s internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002;

•	Reduced disclosure about the emerging growth company’s executive compensation arrangements; and

•	No non-binding advisory votes on executive compensation or golden parachute arrangements.

We have already taken advantage of these reduced reporting burdens in this prospectus, which are also available to us as a smaller reporting company as defined under Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”) for complying with new or revised accounting standards. We have elected to use the extended transition period provided above and therefore our financial statements may not be comparable to companies that comply with public company effective dates.

We could remain an emerging growth company for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our Common Stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

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For more details regarding this exemption, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Critical Accounting Policies.”

The Offering

Common Stock offered by selling security holders	4,589,964 shares of Common Stock. This number represents 10.54% of our current outstanding Common Stock. (1)

Common Stock outstanding before the offering	43,554,964

Common Stock outstanding after the offering	43,554,964

Terms of the Offering

The selling security holders will determine when and how they will sell the Common Stock offered in this prospectus. The selling security holders will sell at a fixed price of $0.75 per share until our Common Stock is quoted in the OTCQX or OTCQB marketplace of OTC Link, and thereafter at prevailing market prices or privately negotiated prices or in transactions that are not in the public market.

Termination of the Offering

The offering will conclude upon the earliest of (i) such time as all of the Common Stock has been sold pursuant to the Registration Statement or (ii) such time as all of the Common Stock becomes eligible for resale without volume limitations pursuant to Rule 144 under the Securities Act, or any other rule of similar effect.

Trading Market

There is currently no trading market for our Common Stock. We intend to apply soon for quotation in the OTCQX or OTCQB marketplace of OTC Link. We will require the assistance of a market-maker to apply for quotation and there is no guarantee that a market-maker will agree to assist us.

Use of proceeds	We are not selling any shares of the Common Stock covered by this prospectus. As such, we will not receive any of the offering proceeds from the registration of the shares of Common Stock covered by this prospectus.

Risk Factors	The Common Stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors” beginning on page 8.

(1)	Based on 43,554,964 shares of Common Stock outstanding as of December 8, 2014

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Summary of Financial Information

The following summary financial data should be read in conjunction with “Management’s Discussion and Analysis,” “Plan of Operation” and the Financial Statements and Notes thereto, included elsewhere in this prospectus. The statement of operations and balance sheet data from February 19, 2014 (inception) through February 28, 2014 are derived from our audited interim financial statements. The data set forth below should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” our financial statements and the related notes included in this prospectus.

Statement of Operations:

For the Period From February 19, 2014(Inception) To February 28, 2014
Revenues	$-
Operating expenses	56,338
Net Loss	$(56,338)
Net Loss per common share - Basic and Diluted	$(0.00)
Weighted Average Number of Common Shares Outstanding - Basic and Diluted	36,726,760

Balance Sheet Data:

As of February 28, 2014
Total Assets	$-
Total Current Liabilities	13,070
Total Stockholders' Deficit	(13,070)
Total Liabilities and Stockholders' Deficit	$-

RISK FACTORS

The shares of our Common Stock being offered for resale by the selling security holders are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose their entire amount invested in the Common Stock. Accordingly, prospective investors should carefully consider, along with other matters referred to herein, the following risk factors in evaluating our business before purchasing any Units. If any of the following risks actually occurs, our business, financial condition or operating results could be materially adversely affected. In such case, you may lose all or part of your investment. You should carefully consider the risks described below and the other information in this process before investing in our Common Stock.

Risks Related to Our Business

LIMITED OPERATING HISTORY

The Company was formed on February 19, 2014. Prior to that time, the Company had no operations upon which an evaluation of the Company and its prospects could be based. Exploration stage companies, such as the Company, even those already having acquisition candidates, are subject to all of the risks inherent in the establishment of any new business. Our financial viability is dependent upon raising funds and successfully executing our business plan. The likelihood of our success must be considered in the light of the challenges, both expected and unexpected, frequently encountered in connection with starting and expanding a new business. Accordingly, we are planning to align our primarily fixed expense levels with our expectation of future revenues. As a result, we may be unable to adjust spending in a timely manner to compensate for unexpected shortfalls in any forthcoming revenue. Any such shortfalls will have an immediate adverse impact on our operating results and financial condition which could cause investors to lose all or a substantial part of their investment.

OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM HAS EXPRESSED SUBSTANTIAL DOUBT AS TO OUR ABILITY TO CONTINUE AS A GOING CONCERN.

The audited financial statements included in the Registration Statement have been prepared assuming that we will continue as a going concern and do not include any adjustments that might result if we cease to continue as a going concern. We have incurred significant losses since our inception.

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Based on our financial history since inception, in their report on our financial statements from inception through February 28, 2014, our independent registered public accounting firm has expressed substantial doubt as to our ability to continue as a going concern. We are an exploration stage company that has not yet started generating revenue.

There can be no assurance that we will have adequate capital resources to fund planned operations or that any additional funds will be available to us when needed or at all, or, if available, will be available on favorable terms or in amounts required by us. If we are unable to obtain adequate capital resources to fund operations, we may be required to delay, scale back or eliminate some or all of our operations, which may have a material adverse effect on our business, results of operations and ability to operate as a going concern.

ONCE WE START OUR OPERATIONS, WE WILL NEED SUBSTANTIAL CAPITAL TO FUND OUR OPERATIONS, AND IF WE ARE NOT ABLE TO OBTAIN SUFFICIENT CAPITAL, WE MAY BE FORCED TO LIMIT THE SCOPE OF OUR OPERATIONS.

We do not yet have reserves, undeveloped reserves, delivery commitments, any wells in the process of being drilled, or drilling or other exploratory and development activities. We also do not yet own any oil and gas properties or acreage. Once we start our operations, we will need to make substantial capital expenditures for the acquisition of petroleum exploration companies, hydrocarbon land leases, and existing oil and gas production with large reserves, and for drilling new wells and re-entering existing low production wells. We intend to finance our capital expenditures primarily through our cash flows from operations, bank borrowings, and public and private equity and debt offerings. Lower crude oil and natural gas prices, however, would reduce our cash flows. In addition, new equity or convertible debt securities issued by us to obtain financing could have rights, preferences and privileges senior to the shares being offered for resale by the selling security holders.

Further, if the condition of the credit and capital markets materially declines, we might not be able to obtain financing on terms we consider acceptable, if at all. Our capital needs will depend on numerous factors, including (i) our profitability; (ii) the development of similar services undertaken by our competition; and (iii) the amount of our capital expenditures. We cannot assure you that we will be able to obtain capital in the future to meet our needs. If we cannot obtain financing, we may be required to limit our expansion and decrease or eliminate capital expenditures. Such reductions could materially adversely affect our business and our ability to compete.

In addition, weakness and/or volatility in domestic and global financial markets or economic conditions may increase the interest rates that lenders require us to pay and adversely affect our ability to finance our capital expenditures through equity or debt offerings or other borrowings. A reduction in our cash flows (for example, as a result of lower crude oil and natural gas prices) and the corresponding adverse effect on our financial condition and results of operations may also increase the interest rates that lenders require us to pay. In addition, a substantial increase in interest rates would decrease our net cash flows available for reinvestment. Any of these factors could have a material and adverse effect on our business, financial condition and results of operations.

The oil and gas business is characterized by high fixed costs resulting from the significant capital outlays associated with the acquisition, development, and exploration of crude oil and natural gas properties. We are dependent on the production and sale of quantities of crude oil at product margins sufficient to cover operating costs, including any increases in costs resulting from future inflationary pressures or market conditions and increases in costs of fuel and power necessary in operating our facilities. Furthermore, future major capital investment, various environmental compliance related projects, regulatory requirements, or competitive pressures could result in additional capital expenditures, which may not produce a return on investment. Such capital expenditures may require significant financial resources that may be contingent on our access to capital markets and commercial bank loans. Additionally, other matters, such as regulatory requirements or legal actions, may restrict our access to funds for capital expenditures

Our ability to generate operating cash flow is subject to many of the risks and uncertainties that exist in our industry, some of which we may not be able to anticipate at this time. Future cash flows from operations are subject to a number of risks and variables, such as the level of production from existing wells, prices of natural gas and oil, our success in developing and producing new reserves and the other risk factors discussed herein. Our ability to obtain capital from other sources, such as the capital markets, other financing and asset sales, is dependent upon many of those same factors as well as the orderly functioning of credit and capital markets. If such proceeds are inadequate to fund our planned spending, we would be required to reduce our capital spending, seek to sell different or additional assets or pursue other funding alternatives, and we could have a reduced ability to replace our reserves and increase liquids production.

In recent years, the securities markets in the United States have experienced a high level of price and volume volatility, and the market price of securities of many companies have experienced wide fluctuations that have not necessarily been related to the operations, performances, underlying asset values or prospects of such companies. For these reasons, our Common Stock can also be expected to be subject to volatility resulting from purely market forces over which we will have no control.

YOU WILL EXPERIENCE DILUTION OF YOUR OWNERSHIP INTEREST BECAUSE OF THE FUTURE ISSUANCE OF ADDITIONAL SHARES OF OUR COMMON STOCK AND OUR PREFERRED STOCK.

If we raise additional capital subsequent to this offering through the issuance of equity or convertible debt securities, the percentage ownership of our company held by existing shareholders will be reduced and those shareholders may experience significant dilution. In addition, we may also have to issue securities that may have rights, preferences and privileges senior to our Common Stock. In the event we seek to raise additional capital through the issuance of debt or its equivalents, this will result in increased interest expense.

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WE WILL BE DEPENDENT UPON KEY PERSONNEL FOR THE FORESEEABLE FUTURE.

Given our early stage of development, we are highly dependent on our executive officers, employees, and contractors. Although we believe that we will be able to identify, engage and motivate qualified personnel, an inability to do so could adversely affect our ability to market, sell, and develop our products and services. Any difficulty to attracting and retaining key people could have an adverse effect on our business.

SIGNIFICANT ADVERSE IMPACT TO OUR CAPITAL RESERVE OF ANY LIABLE UNINSURED CLAIM

We do not have any insurance to cover potential risks and liabilities, including, but not limited to, injuries or economic losses arising out of or relating to our omission or errors in providing our services. Even if we decide to obtain insurance coverage in the future, it is possible that: (1) we may not be able to get enough insurance to meet our needs; (2) we may have to pay very high premiums for the additional coverage; (3) we may not be able to acquire any insurance for certain types of business risk; or (4) we may have gaps in coverage for certain risks. We may be exposed to potential uninsured claims for which we could have to expend significant amounts of capital. Consequently, if we were found liable for a significant uninsured claim in the future, we may be forced to expend a significant amount of our capital to resolve the uninsured claim.

UNCERTAINTY OF PROFITABILITY

Our business model requires significant investment in acquisitions and explorations, and, if and to the extent our business grows, we will need to hire new employees. Specifically, our profitability will depend upon our success at accomplishing the following tasks:

• implementing and executing our business model;

• establishing name recognition and a reputation for value with domestic and worldwide investors and partners;

• implementing results-oriented explorations, domestic and worldwide distribution and sales strategies; and

• developing sound business relationships with key strategic partners, and hiring and retaining skilled employees.

Additionally, our revenues and operating results may vary significantly from quarter-to-quarter due to a number of factors, including:

• economic conditions generally, as well as those specific to the oil and gas industry;

• our ability to manage relationships with industry and distribution partners to sell our production;

• our ability to access capital as needed, on terms which are fair and reasonable to the Company;

• our ability to successfully to produce high quality oil, and get that product to buyers in the intended manner; and

• the ability of third-party vendors to manage their procurement and delivery operations.

MANAGEMENT OF GROWTH

Successful expansion of our business will depend on our ability to effectively attract and manage staff, strategic business relationships, and shareholders. Specifically, we will need to hire skilled management and technical personnel as well as manage partnerships to navigate shifts in the general economic environment as well as in our target geographic exploration locations. Expansion has the potential to place significant strains on financial, management, and operational resources, yet failure to expand will inhibit our profitability goals.

WE ARE ENTERING A POTENTIALLY HIGHLY COMPETITIVE MARKET

We may face substantial competition in the oil and gas industry. To Management’s knowledge, there are many exploration companies in the oil and gas industry which will compete directly with us. There are many large, well-capitalized, private and public companies in this industry, which have the resources, lease access, loyal buyers and expertise to drill and produce oil if they wish to do so. Many of our existing and potential competitors have substantially greater financial, technical and marketing resources than we do. These competitors may be able to adopt more aggressive pricing policies. This type of pricing pressure could force us to offer discounts, decreasing our profit margin.

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CONFLICTS OF INTEREST

The Company’s principal executive officers and Directors also control a majority of the outstanding shares of the Company’s stock, and will continue to do so for the foreseeable future. As a result, no other persons can or will be able to effect any Company action except with the consent of these officers and directors, and in certain matters (such as compensation, incentive stock ownership, and continues employment), there may be an inherent conflict of interest unless such persons agree to abstain from voting on such matters, which they are not legally required to do. Our officers and directors may also serve as officers and directors of other entities that are not affiliated with us. Such non-affiliates may be involved in similar business enterprises to ours.

WE MAY INCUR SIGNIFICANT COSTS TO BE A PUBLIC COMPANY TO ENSURE COMPLIANCE WITH U.S. CORPORATE GOVERNANCE AND ACCOUNTING REQUIREMENTS AND WE MAY NOT BE ABLE TO ABSORB SUCH COSTS.

We may incur significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the Securities and Exchange Commission. We expect these costs to be approximately $25,000 per year. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly. We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these newly applicable rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs. In addition, we may not be able to absorb these costs of being a public company which will negatively affect our business operations.

WE ARE AN “EMERGING GROWTH COMPANY,” AND ANY DECISION ON OUR PART TO COMPLY ONLY WITH CERTAIN REDUCED DISCLOSURE REQUIREMENTS APPLICABLE TO “EMERGING GROWTH COMPANIES” COULD MAKE OUR COMMON STOCK LESS ATTRACTIVE TO INVESTORS.

We are an “emerging growth company,” as defined in the JOBS Act, and, for as long as we continue to be an “emerging growth company,” we expect and fully intend to take advantage of exemptions from various reporting requirements applicable to other public companies but not to “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We could be an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to opt in to the extended transition period for complying with the revised accounting standards. We have elected to rely on these exemptions and reduced disclosure requirements applicable to “emerging growth companies” and expect to continue to do so.

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WE MAY NOT BE ABLE TO MEET THE ACCELERATED FILING AND INTERNAL CONTROL REPORTING REQUIREMENTS IMPOSED BY THE SEC WHICH MAY RESULT IN A DECLINE IN THE PRICE OF OUR SHARES OF COMMON STOCK AND AN INABILITY TO OBTAIN FUTURE FINANCING.

As directed by Section 404 of the Sarbanes-Oxley Act, as amended by SEC Release No. 33-8934 on June 26, 2008, the SEC adopted rules requiring each public company to include a report of management on the company’s internal controls over financial reporting in its annual reports. In addition, the independent registered public accounting firm auditing a company’s financial statements must also attest to and report on management’s assessment of the effectiveness of the company’s internal controls over financial reporting as well as the operating effectiveness of the company’s internal controls. We will be required to include a report of management on its internal control over financial reporting. The internal control report must include a statement

•	Of management’s responsibility for establishing and maintaining adequate internal control over its financial reporting;

•	Of management’s assessment of the effectiveness of its internal control over financial reporting as of year-end; and

•	Of the framework used by management to evaluate the effectiveness of our internal control over financial reporting.

Furthermore, our independent registered public accounting firm will be required to file its attestation report separately on our internal control over financial reporting on whether it believes that we have maintained, in all material respects, effective internal control over financial reporting.

While we expect to expend significant resources in developing the necessary documentation and testing procedures required by Section 404 of the Sarbanes-Oxley Act, there is a risk that we may not be able to comply timely with all of the requirements imposed by this rule. In the event that we are unable to receive a positive attestation from our independent registered public accounting firm with respect to our internal controls, investors and others may lose confidence in the reliability of our financial statements and our stock price and ability to obtain equity or debt financing as needed could suffer.

In addition, in the event that our independent registered public accounting firm is unable to rely on our internal controls in connection with its audit of our financial statements, and in the further event that it is unable to devise alternative procedures in order to satisfy itself as to the material accuracy of our financial statements and related disclosures, it is possible that we would be unable to file our Annual Report on Form 10-K with the SEC, which could also adversely affect the market price of our Common Stock and our ability to secure additional financing as needed.

THE JOBS ACT ALLOWS US TO DELAY THE ADOPTION OF NEW OR REVISED ACCOUNTING STANDARDS THAT HAVE DIFFERENT EFFECTIVE DATES FOR PUBLIC AND PRIVATE COMPANIES.

Since we have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act, this election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

12

OUR SHARES OF COMMON STOCK WILL NOT BE REGISTERED UNDER THE EXCHANGE ACT AND AS A RESULT WE WILL HAVE LIMITED REPORTING DUTIES WHICH COULD MAKE OUR COMMON STOCK LESS ATTRACTIVE TO INVESTORS.

Our shares of Common Stock are not registered under the Exchange Act. As a result, we will not be subject to the federal proxy rules and our directors, executive officers and 10% beneficial holders will not be subject to Section 16 of the Exchange Act. In additional our reporting obligations under Section 15(d) of the Exchange Act may be suspended automatically if we have fewer than 300 shareholders of record on the first day of our fiscal year. Our common shares are not registered under the Securities Exchange Act of 1934, as amended, and we do not intend to register our shares of Common Stock under the Exchange Act for the foreseeable future, provided that, we will register our shares of Common Stock under the Exchange Act if we have, after the last day of our fiscal year, more than either (i) 2000 persons; or (ii) 500 shareholders of record who are not accredited investors, in accordance with Section 12(g) of the Exchange Act. As a result, although, upon the effectiveness of the Registration Statement of which this prospectus forms a part, we will be required to file annual, quarterly, and current reports pursuant to Section 15(d) of the Exchange Act, as long as our shares of Common Stock are not registered under the Exchange Act, we will not be subject to Section 14 of the Exchange Act, which, among other things, prohibits companies that have securities registered under the Exchange Act from soliciting proxies or consents from shareholders without furnishing to shareholders and filing with the Securities and Exchange Commission a proxy statement and form of proxy complying with the proxy rules. In addition, so long as our shares of Common Stock are not registered under the Exchange Act, our directors and executive officers and beneficial holders of 10% or more of our outstanding shares of Common Stock will not be subject to Section 16 of the Exchange Act. Section 16(a) of the Exchange Act requires executive officers and directs, and persons who beneficially own more than 10% of a registered class of equity securities to file with the SEC initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of shares of Common Stock and other equity securities, on Forms 3, 4 and 5, respectively. Such information about our directors, executive officers, and beneficial holders will only be available through this (and any subsequent) Registration Statement, and periodic reports we file thereunder. Furthermore, so long as our shares of Common Stock are not registered under the Exchange Act, our obligation to file reports under Section 15(d) of the Exchange Act will be automatically suspended if, on the first day of any fiscal year (other than a fiscal year in which a registration statement under the Securities Act has gone effective), we have fewer than 300 shareholders of record. This suspension is automatic and does not require any filing with the SEC. In such an event, we may cease providing periodic reports and current or periodic information, including operational and financial information, may not be available with respect to our results of operations.

BECAUSE OUR COMMON STOCK IS NOT REGISTERED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, OUR REPORTING OBLIGATIONS UNDER SECTION 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, MAY BE SUSPENDED AUTOMATICALLY IF WE HAVE FEWER THAN 300 SHAREHOLDERS OF RECORD ON THE FIRST DAY OF OUR FISCAL YEAR.

Our Common Stock is not registered under the Exchange Act, and we do not intend to register our Common Stock under the Exchange Act for the foreseeable future (provided that, we will register our Common Stock under the Exchange Act if we have, after the last day of our fiscal year, $10,000,000 in total assets and either more than 2,000 shareholders of record or 500 shareholders of record who are not accredited investors (as such term is defined by the Securities and Exchange Commission), in accordance with Section 12(g) of the Exchange Act). As long as our Common Stock is not registered under the Exchange Act, our obligation to file reports under Section 15(d) of the Exchange Act will be automatically suspended if, on the first day of any fiscal year (other than a fiscal year in which a registration statement under the Securities Act has gone effective), we have fewer than 300 shareholders of record. This suspension is automatic and does not require any filing with the SEC.  In such an event, we may cease providing periodic reports and current or periodic information, including operational and financial information, may not be available with respect to our results of operations.

OUR ARTICLES OF INCORPORATION PROVIDE FOR INDEMNIFICATION OF OFFICERS AND DIRECTORS AT OUR EXPENSE AND LIMIT THEIR LIABILITY WHICH MAY RESULT IN A MAJOR COST TO US AND HURT THE INTERESTS OF OUR SHAREHOLDERS BECAUSE CORPORATE RESOURCES MAY BE EXPENDED FOR THE BENEFIT OF OFFICERS AND/OR DIRECTORS.

The Company’s Certificate of Incorporation and By-Laws include provisions that eliminate the personal liability of the directors of the Company for monetary damages to the fullest extent possible under the laws of the State of Nevada or other applicable law. These provisions eliminate the liability of directors to the Company and its stockholders for monetary damages arising out of any violation of a director of his fiduciary duty of due care. Under Nevada law, however, such provisions do not eliminate the personal liability of a director for (i) breach of the director’s duty of loyalty, (ii) acts or omissions not in good faith or involving intentional misconduct or knowing violation of law, (iii) payment of dividends or repurchases of stock other than from lawfully available funds, or (iv) any transaction from which the director derived an improper benefit. These provisions do not affect a director’s liabilities under the federal securities laws or the recovery of damages by third parties.

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REPORTING REQUIREMENTS UNDER THE EXCHANGE ACT AND COMPLIANCE WITH THE SARBANES-OXLEY ACT OF 2002, INCLUDING ESTABLISHING AND MAINTAINING ACCEPTABLE INTERNAL CONTROLS OVER FINANCIAL REPORTING, ARE COSTLY AND MAY INCREASE SUBSTANTIALLY.

The rules and regulations of the SEC require a public company to prepare and file periodic reports under the Exchange Act, which will require that the Company engage legal, accounting, auditing and other professional services. The engagement of such services is costly. Additionally, the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) requires, among other things, that we design, implement and maintain adequate internal controls and procedures over financial reporting. The costs of complying with the Sarbanes-Oxley Act and the limited technically qualified personnel we have may make it difficult for us to design, implement and maintain adequate internal controls over financial reporting. In the event that we fail to maintain an effective system of internal controls or discover material weaknesses in our internal controls, we may not be able to produce reliable financial reports or report fraud, which may harm our overall financial condition and result in loss of investor confidence and a decline in our share price.

As a public company, we will be subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Act of 2010 and other applicable securities rules and regulations. Despite recent reforms made possible by the JOBS Act, compliance with these rules and regulations will nonetheless increase our legal and financial compliance costs, make some activities more difficult, time-consuming or costly and increase demand on our systems and resources, particularly after we are no longer an “emerging growth company.” The Exchange Act requires, among other things, that we file annual, quarterly, and current reports with respect to our business and operating results.

We are working with our legal, accounting and financial advisors to identify those areas in which changes should be made to our financial and management control systems to manage our growth and our obligations as a public company. These areas include corporate governance, corporate control, disclosure controls and procedures and financial reporting and accounting systems. We have made, and will continue to make, changes in these and other areas. However, we anticipate that the expenses that will be required in order to adequately prepare for being a public company could be material. We estimate that the aggregate cost of increased legal services; accounting and audit functions; personnel, such as a chief financial officer familiar with the obligations of public company reporting; consultants to design and implement internal controls; and financial printing alone will be a few hundred thousand dollars per year and could be several hundred thousand dollars per year. In addition, if and when we retain independent directors and/or additional members of senior management, we may incur additional expenses related to director compensation and/or premiums for directors’ and officers’ liability insurance, the costs of which we cannot estimate at this time. We may also incur additional expenses associated with investor relations and similar functions, the cost of which we also cannot estimate at this time. However, these additional expenses individually, or in the aggregate, may also be material.

In addition, being a public company could make it more difficult or more costly for us to obtain certain types of insurance, including directors’ and officers’ liability insurance, and we may be forced to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. The impact of these events could also make it more difficult for us to attract and retain qualified persons to serve on our board of directors, our board committees or as executive officers.

The increased costs associated with operating as a public company may decrease our net income or increase our net loss, and may cause us to reduce costs in other areas of our business or increase the prices of our products or services to offset the effect of such increased costs. Additionally, if these requirements divert our management’s attention from other business concerns, they could have a material adverse effect on our business, financial condition and results of operations.

14

THE COMPANY MAY BE SUBJECT TO LITIGATION IN THE FUTURE WHICH COULD IMPACT THE FINANCIAL HEALTH OF THE COMPANY.

Currently there are no legal proceedings pending or threatened against the Company. However, from time to time, we may become involved in various lawsuits and legal proceedings that arise in the ordinary course of business. Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business.

Risks Related to the Exploration Business

ONCE WE START OUR OPERATIONS, OUR PRODUCTION REVENUES MAY BE ADVERSELY AFFECTED BY CHANGES IN OIL AND GAS PRICES AND IF WE ARE UNABLE TO BRING NEW OIL WELLS TO PRODUCTION WITH REASONABLE PRODUCTION CAPACITY.

The Company is an exploration stage company in the oil and gas industry. We do not yet have reserves, undeveloped reserves, delivery commitments, any wells in the process of being drilled, or drilling or other exploratory and development activities. We also do not yet own any oil and gas properties or acreage. Once we start our operations, to generate revenues and profits, the Company must own majority interests of new production. The only way for the Company to reach strong stable production capacity is to raise enough capital to help the Company gain control of new working interests in any future production wells. Any significant changes in oil prices or any inability on our part to anticipate or react to such changes could result in reduced revenues and profits and erosion of our competitive and financial position. Our success also depends on our ability to acquire good hydrocarbon production and bringing new oil wells to production with reasonable production capacity. In addition, changes from very shallow well to semi shallow well exploration or geographical exploration locations could result in higher costs of production and higher risks.

ONCE WE START OUR OPERATIONS, PRODUCTION REVENUE MAY DECREASE OVER TIME DUE TO A VARIETY OF FACTORS.

Once we start our operations, production revenue may decrease over time due to a variety of factors, including the aging of re-entry wells, changes in hydrocarbon flows, depletion, natural disasters, weather, negative publicity resulting from regulatory action or litigation against companies in our industry, or a downturn in economic conditions or taxes specifically targeting the consumption of oil and gas. Any of these changes may reduce our projected production revenues. Our success is also dependent on our technology innovations and applications, including maintaining production capacity, and the effectiveness of our advertising campaigns, marketing programs and market positioning. Although we will devote significant resources to meeting our revenue goals, there can be no assurance as to our ability either to explore new projects and launch successful new production, or to effectively execute explorations and new acquisitions. In addition, both the launch and ongoing success of new production and acquisitions are inherently uncertain, especially as to their appeal to our investors.

ANY DAMAGE TO OUR REPUTATION COULD HAVE AN ADVERSE EFFECT ON OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

Maintaining a good reputation globally is going to be critical to the Company here and abroad. If we fail to maintain high standards for our work ethic and integrity, including with regard to our production results, our reputation could be jeopardized. Adverse publicity about these types of concerns, or the incidence of “dry holes” in exploration or low production wells, whether or not valid, may cause production and delivery disruptions. If any of our production wells becomes depleted for any reason, is mishandled or causes injury, we may be subject to legal liability. A widespread non-commercialized production or a significant depletion could cause our production to be disrupted for a period of time, which could further reduce our revenue and damage our corporate image. Failure to maintain high ethical, social and environmental standards for all of our operations and activities or adverse publicity regarding our responses to health concerns, our environmental impact, including drilling and production materials, energy use and waste management, or other sustainability issues, could jeopardize our reputation. In addition, water is a limited resource in many parts of the world. Our reputation could be damaged if we do not act responsibly with respect to water use of our exploration purposes. Failure to comply with local laws and regulations, to maintain an effective system of internal controls or to provide accurate and timely financial statement information could also hurt our reputation. Damage to our reputation or loss of buyer confidence in our oil production for any of these reasons could result in decreased demand for our products and could have a material adverse effect on our business, financial condition and results of operations, as well as require additional resources to rebuild our reputation.

15

ONCE WE START OUR OPERATIONS, CHANGES IN THE LEGAL AND REGULATORY ENVIRONMENT COULD LIMIT OUR BUSINESS ACTIVITIES, INCREASE OUR OPERATING COSTS, AND REDUCE DEMAND FOR OUR PRODUCTION OR RESULT IN LITIGATION.

Once we start our operations, we will be subject to various laws and regulations administered by federal, state and local governmental agencies in the United States. These laws and regulations may change, sometimes dramatically, as a result of political, economic or social events. Such regulatory environment changes may include changes in: laws related to advertising and deceptive marketing practices; accounting standards; taxation requirements, including taxes specifically targeting the consumption of our products; anti-trust laws; and environmental laws, including laws relating to the regulation of oil and gas production. Changes in laws, regulations or governmental policy and related interpretations may alter the environment in which we do business and, therefore, may impact our results or increase our costs or liabilities. Governmental entities or agencies in jurisdictions where we plan to operate may also impose new quality or production requirements, or other restrictions. Regulatory authorities under whose laws we operate may also have enforcement powers that can subject us to actions such as product recall, seizure of products or other sanctions, which could have an adverse effect on our sales or damage our reputation.

The Company expects to use hydraulic fracturing in its operations. Hydraulic fracturing is a commonly used process that involves injecting water, sand, and small volumes of chemicals into the wellbore to fracture the hydrocarbon-bearing rock thousands of feet below the surface to facilitate higher flow of hydrocarbons into the wellbore. Various federal legislative and regulatory initiatives have been undertaken which could result in additional requirements or restrictions being imposed on hydraulic fracturing operations. For example, the Department of Interior has issued proposed regulations that would apply to hydraulic fracturing operations on wells that are subject to federal oil and gas leases and that would impose requirements regarding the disclosure of chemicals used in the hydraulic fracturing process as well as requirements to obtain certain federal approvals before proceeding with hydraulic fracturing at a well site. These regulations, if adopted, would establish additional levels of regulation at the federal level that could lead to operational delays and increased operating costs

The US Congress has considered legislation that would require additional regulation affecting the hydraulic fracturing process. Consideration of new federal regulation and increased state oversight continues to arise. The US Environmental Protection Agency (“EPA”) announced in the first quarter of 2010 its intention to conduct a comprehensive research study on the potential effects that hydraulic fracturing may have on water quality and public health. The EPA has issued an interim report in late 2012, and expects to issue a final report in 2014.

At the same time, legislation and/or regulations have been adopted in several states that require additional disclosure regarding chemicals used in the hydraulic fracturing process but that include protections for proprietary information. Legislation and/or regulations are being considered at the state and local level that could impose further chemical disclosure or other regulatory requirements (such as restrictions on the use of certain types of chemicals or prohibitions on hydraulic fracturing operations in certain areas) that could affect our operations. The adoption of any future federal, state, or local laws or implementing regulations imposing reporting obligations on, or limiting or banning, the hydraulic fracturing process could make it more difficult to complete natural gas and oil wells and could have a material adverse effect on our liquidity, consolidated results of operations, and consolidated financial condition.

DISRUPTION OF OUR PROPOSED SUPPLY CHAIN COULD HAVE AN ADVERSE IMPACT ON OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

Our ability and the ability of our suppliers, business partners, including drillers, operators, and independent buyers, to make, move and sell our products is critical to our success. Damage or disruption to our or their manufacturing or distribution capabilities due to adverse weather conditions, natural disaster, fire, terrorism, the outbreak or escalation of armed hostilities, pandemics, strikes and other labor disputes or other reasons beyond our or their control, could impair our ability to produce oil. Failure to take adequate steps to mitigate the likelihood or potential impact of such events, or to effectively manage such events if they occur, could adversely affect our business, financial condition and results of operations, as well as require additional resources to restore our supply chain.

ONCE WE START OUR OPERATIONS, WE WILL BE SUBJECT TO HAZARDS AND RISKS INHERENT IN THE DRILLING, PRODUCTION, AND TRANSPORTATION OF CRUDE OIL AND NATURAL GAS

Once we start our operations, we will be subject to hazards and risks inherent in the drilling, production, and transportation of crude oil and natural gas, including: i) well blowouts, explosions and cratering, ii) pipeline ruptures and spills, iii) fires, iv) formations with abnormal pressures, v) equipment malfunctions, vi) natural disasters and vii) surface spillage and surface or ground water contamination from petroleum constituents or hydraulic fracturing chemical additives. Failure or loss of equipment, as the result of equipment malfunctions, cyber-attacks, or natural disasters such as hurricanes, could result in property damages, personal injury, environmental pollution and other damages for which we could be liable. Litigation arising from a catastrophic occurrence, such as a well blowout, explosion, or fire at a location where our equipment and services are used, or ground water contamination from hydraulic fracturing chemical additives may result in substantial claims for damages. Ineffective containment of a drilling well blowout or pipeline rupture, or surface spillage and surface or ground water contamination from petroleum constituents or hydraulic fracturing chemical additives could result in extensive environmental pollution and substantial remediation expenses. If a significant amount of our production is interrupted, our containment efforts prove to be ineffective or litigation arises as the result of a catastrophic occurrence, our cash flows, and, in turn, our results of operations could be materially and adversely affected.

Risks Related to Our Common Stock

THERE IS NO ASSURANCE OF A PUBLIC MARKET OR THAT OUR COMMON STOCK WILL EVER TRADE ON A RECOGNIZED EXCHANGE. THEREFORE, YOU MAY BE UNABLE TO LIQUIDATE YOUR INVESTMENT IN OUR STOCK.

There is no established public trading market for our Common Stock and there can be no assurance that one will ever develop. Market liquidity will depend on the perception of our operating business and any steps that our management might take to bring us to the awareness of investors. There can be no assurance given that there will be any awareness generated. Consequently, investors may not be able to liquidate their investment or liquidate it at a price that reflects the value of the business. As a result, holders of our securities may not find purchasers for our securities should they to sell securities held by them. Consequently, our securities should be purchased only by investors having no need for liquidity in their investment and who can hold our securities for an indefinite period of time.

16

WE MAY NEVER PAY ANY DIVIDENDS TO SHAREHOLDERS.

We currently intend to retain any future earnings for use in the operation and expansion of our business. Accordingly, we do not expect to pay any dividends in the foreseeable future, but will review this policy as circumstances dictate.

THE OFFERING PRICE OF THE COMMON STOCK WAS DETERMINED BASED ON THE PRICE OF OUR PRIVATE OFFERING, AND THEREFORE SHOULD NOT BE USED AS AN INDICATOR OF THE FUTURE MARKET PRICE OF THE SECURITIES. THEREFORE, THE OFFERING PRICE BEARS NO RELATIONSHIP TO OUR ACTUAL VALUE, AND MAY MAKE OUR SHARES DIFFICULT TO SELL.

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of $0.75 per share for the shares of common stock was determined based on the price of our private offering. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. The offering price bears no relationship to the book value, assets or earnings of our company or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

OUR COMMON STOCK IS CONSIDERED A PENNY STOCK, WHICH MAY BE SUBJECT TO RESTRICTIONS ON MARKETABILITY, SO YOU MAY NOT BE ABLE TO SELL YOUR SHARES.

We may be subject now and in the future to the SEC’s “penny stock” rules if our shares of Common Stock sell below $5.00 per share. Penny stocks generally are equity securities with a price of less than $5.00. The penny stock rules require broker-dealers to deliver a standardized risk disclosure document prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson, and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information must be given to the customer orally or in writing prior to completing the transaction and must be given to the customer in writing before or with the customer’s confirmation.

In addition, the penny stock rules require that prior to a transaction, the broker dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. The penny stock rules are burdensome and may reduce purchases of any offerings and reduce the trading activity for shares of our Common Stock. As long as our shares of Common Stock are subject to the penny stock rules, the holders of such shares of Common Stock may find it more difficult to sell their securities.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain information contained in this Registration Statement includes forward-looking statements. The statements herein which are not historical reflect our current expectations and projections about the Company’s future results, performance, liquidity, financial condition, prospects and opportunities and are based upon information currently available to the Company and its management and management’s interpretation of what is believed to be significant factors affecting the business, including many assumptions regarding future events. Such forward-looking statements include statements regarding, among other things, (i) our projected sales and profitability; (ii) our growth strategies; (iii) anticipated trends in our industry; (iv) our future financing plans; and (v) our anticipated needs for working capital. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “will,” “shall,” “may,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “plan,” or “project” or the negative of these words or other variations on these words or comparable terminology. Actual results, performance, liquidity, financial condition, prospects and opportunities could differ materially from those expressed in, or implied by, these forward-looking statements as a result of various risks, uncertainties and other factors, including the ability to raise sufficient capital to continue the Company’s operations. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” and matters described in this Registration Statement generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this Registration Statement will in fact occur.

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Prospective investors should not place undue reliance on any forward-looking statements. Except as expressly required by the federal securities laws, there is no undertaking to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

The specific discussions herein about the Company include financial projections and future estimates and expectations about the Company’s business. The projections, estimates and expectations are presented in this Registration Statement only as a guide about future possibilities and do not represent actual amounts or assured events. All the projections and estimates are based exclusively on the Company management’s own assessment of its business, the industry in which it works and the economy at large and other operational factors, including capital resources and liquidity, financial condition, fulfillment of contracts and opportunities. The actual results may differ significantly from the projections.

Prospective investors should not make an investment decision based solely on the Company’s projections, estimates or expectations.

Use of Proceeds

We will not receive any proceeds from the sale of Common Stock by the selling security holders. All of the net proceeds from the sale of our Common Stock will go to the selling security holders as described below in the sections entitled “Selling Security Holders” and “Plan of Distribution”. We have agreed to bear the expenses relating to the registration of the Common Stock for the selling security holders.

Determination of Offering Price

Since our Common Stock is not listed or quoted on any exchange or quotation system, the offering price of the shares of Common Stock was determined by the price of the Common Stock that was sold to our security holders pursuant to an exemption under Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D promulgated under the Securities Act of 1933.

The offering price of the shares of our Common Stock does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market.

Although our Common Stock is not listed on a public exchange, we will be filing to obtain a quotation in the OTCQX or OTCQB marketplace of OTC Link concurrently with the filing of this prospectus. In order to be quoted in the OTCQX or OTCQB marketplace of OTC Link, a market maker must file an application on our behalf in order to make a market for our Common Stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which regulates the OTCQX and OTCQB marketplaces of OTC Link, nor can there be any assurance that such an application for quotation will be approved.

In addition, there is no assurance that our Common Stock will trade at market prices in excess of the initial offering price as prices for the Common Stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity.

Dilution

The Common Stock to be sold by the selling security holders as provided in the “Selling Security Holders” section is Common Stock that is currently issued. Accordingly, there will be no dilution to our existing shareholders.

Selling Security Holders

The shares of Common Stock being offered for resale by the selling security holders consist of 4,589,964 shares of our Common Stock held by no more than 35 unaccredited shareholders. Such shareholders, as indicated by an * in the following table, include the holders of 217,364 shares sold in our private offering pursuant to Regulation D Rule 506 sold through May 6, 2014 at an offering price of $0.75 per share (the “Private Offering”).

The following table sets forth the names of the selling security holders, the number of shares of Common Stock beneficially owned by each of the selling stockholders as of December 8, 2014 and the number of shares of Common Stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

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Name	Shares Beneficially Owned Prior to Offering	Shares to be Offered	Amount Beneficially Owned After Offering	Percent Beneficially Owned After Offering(1)
Ross Henry Ramsey (2)	20,000,000	250,000	19,750,000	45.35%
Benjamin Binh Tran (3)	16,000,000	200,000	15,800,000	36.28%
Ken August, Esq.	400,000	50,000	350,000	Less than 1%
Greg Trimarche, Esq.	100,000	50,000	50,000	Less than 1%
Thong Luong	1,000,000	50,000	950,000	2.18%
Jeff Jennings	200,000	20,000	180,000	Less than 1%
Duke H Nguyen*(4)	400,200	200,200	200,000	Less than 1%
Man Minh Tran	1,000,000	500,000	500,000	1.14%
Rohit Israni	30,000	30,000	0	0%
Cang Nghiem	30,000	30,000	0	0%
Robert Blything	40,000	40,000	0	0%
Charles Alexander	10,000	10,000	0	0%
Troy Williams	20,000	20,000	0	0%
Howard Christy	20,000	20,000	0	0%
Scot Patterson	40,000	40,000	0	0%
Ronnie Neu	20,000	20,000	0	0%
Patrick Sheehan	20,000	20,000	0	0%
Joey Williams	20,000	20,000	0	0%
Nicholas Jordan	20,000	20,000	0	0%
Craig Haught	40,000	40,000	0	0%
Ted Crenweldge	10,000	10,000	0	0%
Khoi Phan Lam*(5)	20,267	20,267	0	0%
Steve Phu*(6)	196,200	196,200	0	0%
Tony Vu*(7)(8)	166,350	166,350	0	0%
Daniel Vu	36,000	36,000	0	0%
Jeff Hung Phu(6)	170,000	170,000	0	0%
Brandon Mai*(9)(10)	50,200	50,200	0	0%
Long Mai*(10)(11)	24,200	24,200	0	0%
Suzanne Kwong	101,000	101,000	0	0%
Camlinh Nguyen	966,667	966,667	0	0%
Hoai Thu Nguyen	60,000	60,000	0	0%
Julie Vuong	240,000	240,000	0	0%
Hue Nguyen Ngo*(12)	100,300	100,300	0	0%
Phoebe Chan*(13)	60,200	60,200	0	0%
Thomas Li Tang Chen*(14)	160,200	160,200	0	0%
Thomas William Scott	20,000	20,000	0	0%
Lan Mai Le*(15)	40,267	40,267	0	0%
Michael Finfrock	80,000	80,000	0	0%
Steve Chu	40,000	40,000	0	0%
Royal Star USA, LP(16)	100,000	100,000	0	0%
Aimy Nguyen	33,333	33,333	0	0%
Tuan Ngo*	10,000	10,000	0	0%
Richard Doan*	30,000	30,000	0	0%
Tru Le*	14,000	14,000	0	0%
Bernadette Nguyen*	100,000	100,000	0	0%
Giao Thuy Nguyen*	20,000	20,000	0	0%
Berry Chow*	20,000	20,000	0	0%
Gurudas Somadder*	13,333	13,333	0	0%
Tuyet Le*(8)	480	480	0	0%
Global Compassion Mission*(17)	2,000	2,000	0	0%
Samara Perpetual Mission*(18)	1,500	1,500	0	0%
My Duyen Thi Nguyen*(19)	300	300	0	0%
Alex H Phu*(19)	500	500	0	0%
Peggy Jie Chen*	1,000	1,000	0	0%
Kevin Lau*	267	267	0	0%
David Phu*	200	200	0	0%
Center of Power Mission*(20)	500	500	0	0%
Edward Morgan*(21)	250	250	0	0%
Stephanie Mach*(21)	250	250	0	0%
Loc Tran	70,000	70,000	0	0%
TOTAL	42,369,964(22)	4,589,964	37,780,000	86.74%

*	Indicates Selling Security Holders who bought all or some of their shares in our Private Offering.
(1)	Based on 43,554,964 shares outstanding as of December 8, 2014.
(2)	Mr. Ramsey is our Chief Executive Officer, President, Chief Financial Officer, and a Director.
(3)	Dr. Tran is the Chairman of our Board of Directors.
(4)	Duke H Nguyen purchased 200 shares in our Private Offering.
(5)	Khoi Phan Lam purchased 267 shares in our Private Offering.
(6)	Steve Phu purchased 400 shares in our Private Offering. Steve Phu, Jeff Hung Phu, and Alex Phu are brothers.
(7)	Tony Vu purchased 550 shares in our Private Offering.
(8)	Tony Vu and Tuyet Le are married to each other.
(9)	Brandon Mai purchased 200 shares in our Private Offering.
(10)	Brandon Mai and Long Mai are brothers.
(11)	Long Mai purchased 200 shares in our Private Offering.
(12)	Hue Nguyen Ngo purchased 300 shares in our Private Offering.
(13)	Phoebe Chan purchased 200 shares in our Private Offering.
(14)	Thomas Li Tang Chen purchased 200 shares in our Private Offering.
(15)	Lan Mai Le purchased 267 shares in our Private Offering.
(16)	Pauline Suarez has sole voting and investment control with respect to the shares offered by Royal Star USA, LP.
(17)	Suzanne D. Kwong has sole voting and investment control with respect to the shares offered by Global Compassion.
(18)	George Chiu has sole voting and investment control with respect to the shares offered by Samara Perpetual Mission.
(19)	Alex Phu and My Duyen Thi Nguyen are married to each other. Steve Phu, Jeff Hung Phu, and Alex Phu are brothers.
(20)	Cynthia Racelis has sole voting and investment control with respect to the shares offered by Center of Power Mission.
(21)	Edward Morgan and Stephanie Mach are married to each other.
(22)	The only shares not detailed in the chart or footnotes above are the 1,185,000 shares owned by Bernice Hong Nguyen. Ms. Nguyen is not offering any of her shares of Common Stock for resale.

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There are no agreements between the company and any selling security holder pursuant to which the shares subject to this Registration Statement were issued.

Plan of Distribution

The selling security holders may sell some or all of their shares at a fixed price of $0.75 per share until our shares are quoted in the OTCQX or OTCQB marketplace of OTC Link and thereafter at prevailing market prices or privately negotiated prices or in transactions that are not in the public market. Prior to being quoted in the OTCQX or OTCQB marketplace of OTC Link, shareholders may sell their shares in private transactions to other individuals. Although our Common Stock is not listed on a public exchange, we will be filing to obtain a quotation in the OTCQX or OTCQB marketplace of OTC Link concurrently with the filing of this prospectus. In order to be quoted in the OTCQX or OTCQB marketplace of OTC Link, a market maker must file an application on our behalf in order to make a market for our Common Stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which regulates the OTCQX and OTCQB marketplaces of OTC Link, nor can there be any assurance that such an application for quotation will be approved. However, sales by selling security holder must be made at the fixed price of $0.75 until a market develops for the stock.

Once a market has developed for our Common Stock, the shares may be sold or distributed from time to time by the selling stockholders, who may be deemed to be underwriters, directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

•	ordinary brokers transactions, which may include long or short sales,
•	transactions involving cross or block trades on any securities or market where our Common Stock is trading, market where our Common Stock is trading,
•	through direct sales to purchasers or sales effected through agents,
•	through transactions in options, swaps or other derivatives (whether exchange listed of otherwise), or exchange listed or otherwise), or
•	any combination of the foregoing.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus. None of the selling security holders are broker-dealers or affiliates of broker dealers.

We will advise the selling security holders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling security holders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling security holders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling security holders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares. We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $20,000.

Notwithstanding anything set forth herein, no FINRA member will charge commissions that exceed 8% of the total proceeds of the offering.

Description of Securities to be Registered

General

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We are authorized to issue an aggregate number of 100,000,000 shares of capital stock, of which 90,000,000 shares are Common Stock, $0.001 par value per share, and 10,000,000 shares are preferred stock, par value of $0.001 per share.

Common Stock

We are authorized to issue 90,000,000 shares of Common Stock, $0.001 par value per share. Currently we have 43,554,964 shares of Common Stock issued and outstanding.

Each share of Common Stock shall have one (1) vote per share for all purpose. Our Common Stock does not provide a preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our Common Stock holders are not entitled to cumulative voting for election of Board of Directors.

Preferred Stock

We are authorized to issue 10,000,000 shares of preferred stock, $0.001 par value per share. Currently, no shares of our preferred stock have been designated any rights and we have no shares of preferred stock issued and outstanding.

Dividends

We have not paid any cash dividends to our shareholders. The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Warrants

There are no outstanding warrants to purchase our securities.

Options

There are no outstanding options to purchase our securities.

Transfer Agent and Registrar

VStock Transfer, LLC, 18 Lafayette Place, Woodmere, NY 11598, Phone: 212-828-8436, Fax: 646-536-3179

Interests of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Common Stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Szaferman, Lakind, Blumstein & Blader, P.C. located at 101 Grovers Mill Road, Suite 200, Lawrenceville, NJ 08648 will pass on the validity of the common stock being offered pursuant to this registration statement.

The financial statements for the period from February 19, 2014 (inception) to February 28, 2014 included in this prospectus and the Registration Statement have been audited by GBH CPAs, PC, an independent registered public accounting firm, to the extent and for the periods set forth in their report appearing elsewhere herein and in the Registration Statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

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Information about the Registrant

DESCRIPTION OF BUSINESS

We are an exploration-stage oil and natural gas company that focuses on the acquisition, development, and exploration of crude oil and natural gas properties in Texas. The company was incorporated in the state of Nevada on February 19, 2014 and is based in Irving, Texas. The Company was established in recognition of the urgent need for the development of the United States’ oil reserves to help build energy self-sufficiency and economic equilibrium.

Our core business strategy is to: (a) acquire petroleum exploration companies with moderate production growth and add capital to instigate explosive growth; (b) acquire new high-potential hydrocarbon land leases and perform initial explorations on those leases to add value as “proven reserve” properties and then sell them off at multiples of the cost basis; and (c) acquire existing oil and gas production with large reserves, to increase the Company’s value.

Our operation strategy is to identify “prime time” hydrocarbon land leases in the West and Central Texas and develop proven oil fields via drilling new wells and re-entering existing low production wells in West Texas to maximize production and enhance valuation of our production assets. We also plan to position the Company in the international marketplace as a petroleum expert in the United States to partner up with multinational oil and gas players after establishing our presence in the Permian Basin of Texas and applying state-of-the-art exploration technology on our new leases.

Based upon Management’s general management and petroleum exploration experience as well as its geology expertise and its ability to identify high potential acreages and high production fields, Management believes that the Company’s near future valuation as a public company is attractive.

Our immediate revenue strategy is to acquire new hydrocarbon land leases and unlock their potential by drilling a number of wells to be hand-picked by Management and then possibly resell the leases at multi-fold of the initial purchase prices.

Rationale

Although the market for oil and gas exploration is very crowded, Management believes there are profits to be made in any good company. Unlike many major oil companies that often drill very deep wells with a high degree of risk, we are a specialist in shallow well exploration (3,000- 6,000 feet) that is less expensive and has lower risk factors. That is our most important exploration practice.

Management believes our CEO is a true oil man who is a local West Texan who, Management believes, has a special talent in acquiring local “prime time” hydrocarbon land leases that have the high potential for hydrocarbon reserves. Management believes that these prospective leases are currently “under the radar” because the wells that can be drilled in these prospective leases will have the capacity to normally produce only up to 100 barrels (“Bbls”) of oil per day per well. As such, Management believes that these highly valuable leases are not economically justifiable for the major oil and gas companies in the region because such companies, Management believes, need the wells they dig to produce at least 300 Bbls of oil per day per well.

The basis for management’s belief that the wells that can be drilled in the prospective leases will have the capacity to produce up to 100 barrels of oil per day per well is due to our recent studies of the general areas where we are prospecting the said projects. We have obtained historic production of certain locations from the Railroad Commission of Texas (“Texas RRC”), the state regulatory agency that regulates the oil and gas industry in Texas. According to information from the Texas RRC and from informational products developed by Drillinginfo, Inc., some oil wells in the Ellenberger pay zone at approximately 4,500 feet to 5,000 feet in depth have produced up to an average of 100 barrels per day at the Initial Production (“IP”) of the primary production stage. Please find below some IP data that lists: BOPD (Barrels of Oil per Day) and TD (Total Depth) from neighboring wells in Coleman County. These wells are within 3.5 miles of the location of the Bend Arch Lion project. Despite the historical production of nearby wells, there can be no assurance that the wells that can be drilled in our prospective leases will be productive.

1)      J & R Petroleum (RRC# 083-36041): 85 BOPD, 250 MCF/Day – Ellenberger Formation – 4,664 feet TD, drilled in 1981;

2)      Hrubetz Oil Co. (RRC# 399-33123): 305 BOPD, No Gas – Ellenberger Formation – 4,750 feet TD, drilled in 1983;

3)      Hrubetz Oil Co. (RRC# 399-33169): 135 BOPD, No Gas – Ellenberger Formation – 5,588 feet TD, drilled in 1983;

4)      Nova Exploration (RRC# 083-34177): 120 BOPD, 230 MCF/Day – Ellenberger Formation – 4,600 feet TD, drilled in 1984;

5)      De Prange Oil Co. (RRC# 083-32089): 15 BODP, 1,000 MCF/Day – Gray Sand Formation – 3789 feet TD, drilled in 1980; and

6)      De Prange Oil Co. (RRC# 083-31929): 17 BODP, 400 MCF/Day – Gray Sand Formation – 3760 feet TD drilled in 1980.

The Company has a highly committed international team comprised of a 4th generation oil man, an international business executive, and a petroleum expert who will team up with local senior geologists having high credentials and in-depth local experience.

The Company will fully utilize its strength in its knowledge of the capital markets to initially list itself in the OTCQX or OTCQB marketplace of OTC Link as an exploration stage company. Via future growth, the Company has a plan to upgrade to a senior US stock exchange in the near future.

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Technologies

Management believes that technology is one of the key differentiators of the Company. Oil and natural gas reserve development is a highly technologically oriented industry; many techniques developed by the industry are now used in other industries, including the space program. Management believes that technological innovations have made it possible for the oil and natural gas industry to furnish the fuels that power the world economy. Management also believes that technology has greatly increased the success rate of finding commercial oil or natural gas deposits. In this context, success rate means the ability to make an oil/gas well that can produce a commercialized quantity of hydrocarbon. According to the website of the hydrocarbon imaging company we plan on hiring, www.hydrocarbonimaging.com, the georadiometry exploration technology that the Company will be using provides a radiometric imaging service that rivals conventional seismic and downhole logging via a surface survey of the “radiation footprint” of a given area of geography. This technology goes beyond conventional techniques in both arenas of cost and reserve identification. In general, the Company expects to apply the following technologies to determine the drilling locations and the drilling depths.

Georadiometry

The use of 3-D Hydrocarbon Imaging brought georadiometric technology into the cutting edge of identifying and quantifying oil reservoirs and reserves with sophisticated field equipment and software integration abilities that aided explorers in locating oil and gas leasehold reserves. All specific drilling recommendations and opinions are based upon the technical results of inferences from global positioning satellites, electrical, and gamma ray devices and calibrated measurements based on georadiometric technology. 3-D Hydrocarbon Imaging rivals conventional seismic and downhole logging for reserve identification. This technology goes beyond conventional techniques in both arenas of cost and reserve identification and has been leveraged to meet the needs of the industry. 3-D Hydrocarbon Imaging has taken historical radiometric technology to a more complete and reliable level today. Historical documentation of radiometric’s success ratio and interpretation average above 90% in its accuracy. To date, this radiometry technology has demonstrated that it has clearly improved on this with its thoroughness in gathering field data and applying its sophisticated computer modeling and interpretation.

Hydrocarbon Satellite Imaging

Hydrocarbon survey maps are generated from several data sources downloaded from scientific instruments installed on Earth orbit satellites. These instruments are designed to retrieve physical data from outer space as well as from the Earth. Instruments installed on the satellites include, for our use, Radar, Infrared (Temperature), Radiation (Radiometrics), Dialectic Potential (Tellurics), Ionization, and Geo-Magnetics. These data sets are stacked and embedded into each data stream that results in the final map interpretation. All of these exploration techniques can be done separately with land based tools but with the use of satellites it is possible to cover much larger areas more economically.

Directional Drilling

Drilling technology has come a long way over the years. Among the most recent advancements in drilling are Rotary Steerable tools which allow three dimensional control of the bit without stopping the drill string. One of the benefits of this technology is increasing the exposed section throughout the target reservoir by drilling through it at an angle. Directional drilling also allows drilling into reservoirs where vertical access is difficult or not possible; for instance, an oilfield under a town, lake, or hard to drill through formation.

Fracturing Technology

Fracturing technology allows the industry to get more oil or natural gas out of each deposit that it finds. Newer stimulation technologies, completion treatment fluids, and enhanced recovery techniques enable the oil or natural gas to move more easily to producing well bores. Hydraulic fracturing techniques create small cracks from the well bore into the reservoir rock. A “propant” (usually sand), is then pumped into the formation to keep the fractures open. These fractures serve as a “highway” for the hydrocarbons to be produced. Horizontal-drilling technologies allow the reservoir to be penetrated horizontally rather than vertically, opening more of the reservoir to the well bore and enhancing recovery. “Acidizing”, is another stimulation technique that is frequently used in carbonate (limestone, dolomite) reservoirs to increase porosity, permeability and to enhance recovery. Sometimes the techniques of fracturing and acidizing are combined in an “acid-frac job” resulting in increased production. Secondary and tertiary recovery techniques can include “water flood” which utilizes water injection wells to push oil from partially depleted reservoirs to recovery wells. CO2 injection wells pressure up the depleted reservoir for the same purpose of increasing production.

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Reservoir Estimate

The Company is aiming to acquire hydrocarbon-rich land leases in the Bend Arch region of Texas. The Bend Arch is a prolific structure that, Management believes, still contains a vast amount of commercial hydrocarbons. This structure has yielded a large amount of commercial revenue from hydrocarbon recovery for over 80 years. Management believes that a study of the history of prospecting for oil and gas in the Bend Arch reveals that a treasure trove of oil and gas reserves still exist because, Management believes, early oilmen often failed to use a methodical approach or a calculated drilling program to fully find and develop many of the fields that exist in the Bend Arch.

Historically speaking, in 1917, discovery of the Ranger field stimulated, Management believes, one of the largest exploration and development "booms" in Texas. The Ranger field produces oil from the Atoka-Bend formation, a sandstone-conglomerate reservoir that directly overlies the Barnett formation. Operators drilled more than 1,000 wildcat wells in and around the Fort Worth basin attempting to duplicate the success of Ranger. These wildcat efforts resulted in the discovery of more fields and production from numerous other reservoirs including Strawn fluvial/deltaic sandstone, Atoka-Bend fluvial/deltaic sandstone and conglomerate, Marble Falls carbonate bank limestone, Barnett siliceous shale, and Ellenberger dolomitic limestone.

One of the major leases we are looking at lies on the western edge of Coleman County. This is on the western dip of the Bend Arch as it starts to dip westerly and extend until it merges with the Permian Basin. Management believes that prolific oil and gas revenues have been generated on this western flank of the Arch because of the many folds, anticlines, and strategic traps that are present. Early drilled wells showed both oil and gas in commercial quantities. However, encountering gas before reaching the oil bearing zone resulted, Management believes, in many wells being abandoned because historical data shows that the price of gas per MCF only reached $1.00/MCF in 1980.

Historical well data for Coleman County, Texas as well as many drilled and producing wells surrounding our prospective leases show, Management believes, that production has come from as many as 5 different pay-zones on a commercial basis. The 5 pay-zones (Fry, Tannehill, Strawn Sands (consisting of Gray, Gardner, and 2 other consolidated sands), Caddo, and Ellenberger) are dispersed on the western flank of the Arch and are present in our prospective leases.

The Bend Arch region has a history of wells producing oil and gas for 40 to 60 years at, Management believes, an attractive commercial rate in primary production mode, secondary recovery mode, and even tertiary recovery mode with, Management believes, time on our side which means modern technology will become more advanced in the future.

Oil & Gas Market Outlook

(Summary of Portions of “The Outlook for Energy: A View to 2040 – Highlights”

http://www.exxonmobil.com/MENA-English/PA/Files/English_Energy_Outlook2013_Highlights.pdf)

Global energy demand will be about 35% higher in 2040 compared to 2010, as economic output more than doubles and prosperity expands across a world whose population will grow to nearly 9 billion people. Energy demand growth will slow as economies mature, efficiency gains accelerate and population growth moderates.

In the countries belonging to the Organization for Economic Cooperation and Development (OECD) – including countries in North America and Europe – we see energy use remaining essentially flat, even as these countries achieve economic growth and even higher living standards. In contrast, Non OECD energy demand will grow by 65%. China’s surge in energy demand will extend over the next decade then gradually flatten as its economy matures and energy efficiency improves. Elsewhere, billions of people will be working to advance their living standards – requiring more energy.

Demand for coal will peak and begin a gradual decline, in part because of emerging policies that will seek to curb emissions by imposing a cost on higher-carbon fuels. Use of renewable energies and nuclear power will grow significantly.

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Natural gas will grow fast enough to overtake coal for the number-two position behind oil. For both oil and natural gas, an increasing share of global supply will come from unconventional sources such as those produced from shale formations.

Global energy-related carbon dioxide (CO2) emissions will grow slowly, then level off around 2030. In the United States and Europe, where a shift from coal to less carbon-intensive fuels such as natural gas already is under way, emissions will decline through 2040.

In one of the most significant development shown over the Outlook for Energy, advancements in drilling technology will cause natural gas to overtake coal as the No. 2 fuel source by 2040. Oil is projected to remain the No.1 fuel. Oil and gas will supply 60 %of global demand in 2040, up from 55% percent in 2010.

25

Due to expanding economies and international trade, transportation-related energy demand will increase by more than 40% from 2010 to 2040. Most of this demand is driven by commercial sources such as trucks, planes, ships and trains.

Strategy and Implementation Summary

Sales Strategy

Abilene, Texas is the closest city with oil handling and sales firms. Our sales strategy in relation to spot pricing will be to produce less when the sales price is lower and produce more when the sales price is higher. To maintain the lowest production cost, we will aim to have our inventory be virtually zero. Members of the Ramsey family that are related to our CEO have business relationships with BML and Transport Oil. Once the Company starts producing oil, the Company will leverage these business relationships in order to enter into material agreements with BML and Transport Oil so that, as our tier 1 buyers, they can handle pick-up and sales of our crude stock to refineries.

As such, crude oil will be picked up from the leases as needed during the calendar month. At the end of the month the crude total sales will be tallied by lease and the 30-day average of the daily closing of oil will be tabulated. On or about the 25th of the following month the proceeds checks will be issued to the financial parties of record.

Operational Plans

In Q3 2014, the Company plans to drill 6 wells and continue to raise enough capital via equity financing options to meet this operational goal in 2014.

Based upon Company management’s general management and petroleum exploration experience as well as its geology expertise and its ability to identify high potential acreages and high production fields, Management believes that the Company’s near future valuation as a public company is attractive.

The Company has prospected several lucrative projects for its exploration in the prolific Bend Arch. After choosing a new prospect, additional research and evaluation was carried out using personal contacts, geologists, seismic, satellite hydrocarbon imaging, and every available resource to glean information and data in order to choose the prime drilling locations. The information provided by the geologist who interpreted the seismic data on the prospect indicates the application of a 3-D computer model to interpret 2-D seismic data. According to reliable sources in the geophysical field, in the absence of actual 3-D seismic data, using 2-D seismic data in a 3-D seismic computer program is a common practice. Management believes using 2-D seismic data in a 3-D seismic computer program gives the geophysicist or geologist an efficient way of looking at and interpreting large amounts of data. Through the interpretation of the seismic data, several “bright spots” have been identified and are the primary targets of this prospect. According to “The Value of 3D Seismic in Today's Exploration Environment — in Canada and Around the World” by N.M. Cooper (available at http://www.mustagh.com/abstract/OPI_3D.html), utilizing traditional 2-D seismic data has yielded a 60% success rate. Utilizing 2-D seismic data in a 3-D seismic computer program yields an 80% success rate. In this context, success rate means the ability to make an oil/gas well that can produce a commercialized quantity of hydrocarbon.

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The Company has plans to design a cost effective operation budget for each exploration project and each budget will vary depending on the total depth of drilling and whether it is a new drilling or a re-entry. For each project, the Company plans on hiring selected operators to work under the close supervision of a core team of Company geologists, engineers and scientists.

The exploration process is a 2-phase process: 1) Drilling and Testing and 2) Well Completion. The Company plans on hiring drilling specialists and technical consultants designated to oversee the drilling for each well during the Drilling and Testing phase. For the Well Completion process, the Company will hire technical data collectors and cementing operators to ensure the best performance upon perforating the wells at different pay zones based on thorough technical advisory work done by our internal and external geologists before production.

At the moment, the Company has prospected several projects:

The Bend Arch Henry Project is a small project located at the border of Taylor and Jones County, north west of Abilene, Texas. This would be a shallow drilling program (approximately 3,000 feet) which would be designed to drill and produce oil mainly from the “Cook Sand” pay zone and “Hope Lime” pay zone that lie above the “Caddo-Ellenberger” zone. Management has access to the geology survey report as well as mud log and open hole log of some existing wells nearby; and, per this data, the wells found oil. In general, wells in the vicinity of our Henry project have already produced, Management believes, an average of 220,000 Bbls per well. There are multiple wells in this area that have been producing, Management believes, for over 66 years.

The Bend Arch North Anderson Project is focused on the “Flippen Lime” pay zone at an approximate depth of 2,450 feet. The prospect acreage is located west of and adjacent to the Anson North and Anson town site fields, which is located immediately North of the City of Anson, Jones County. The fields produced from the Flippen Lime and Cook Sand. The Flippen produced a cumulative total of 140,586 barrels and the Cook Sand approximately 134,919 barrels. The Flippen lime potentials varied from 10 Barrels of Oil per Day (“BOPD”) up to as much as 135 BOPD. In view of the data to which Management has access, the North Anson Prospect, Management believes, offers excellent possibilities for substantial production from the Flippen formation.

The Bend Arch Lion Project is a multi-well exploration that the Company is planning via its plan to acquire a 777 acre leasehold in Coleman County. This project currently has two producing wells with, Management believes, high quality proven reserves in several pay zones highlighted by the “Gray Sand” pay zone and in some instances the “Ellenberger” pay zone.

The Company shall conduct further review historical radiometric technology to a more complete and reliable level to interpret and compile the Bend Arch Lion Project data. Management believes there are the necessary inclusionary and sedimentary formations for hydrocarbon generation and deposits and geology studies have concluded that there are significant hydrocarbon reserves (approximately 4.9 Million Bbls) present in this lease. Geology studies to which Management has access have also identified potential drilling areas for Company geologists to further study before deciding on the exact drilling locations.

International Western Petroleum Corporation (“IWPO”), for which our management serves in similar positions, has a wholly-owned subsidiary and separate entity called International Western Oil Corporation (“IWO”). Our management also serves in the same positions with IWO. IWO is licensed by the Texas RRC as an operator and has been feeding data and has been serving as a consultant related to exploration and acquisitions to us with regard to the Bend Arch Lion, Bend Arch Henry, and Bend Arch North Anderson projects. Although they are separate entities, IWPO does not engage in any business activities beyond serving as IWO’s parent. IWO is IWPO’s operating company. There are no formal agreements among the Company and IWO. Rather, once the Company becomes a publicly trading company, IWO will serve as a Texas-licensed oil and gas operator and on-site consultant for the Company to provide the Company with full geology reports, on-site survey work, reserve analysis and additional geology consulting work on an as-needed basis.

Employees

We presently have no employees apart from Ross Henry Ramsey, our Chief Executive Officer, President, and Chief Financial Officer. Mr. Ramsey devotes approximately 42 hours per week to our affairs and approximately 18 hours per week in total to the affairs of IWPO and IWO. Mr. Ramsey serves as Chief Executive Officer and President of both IWPO and IWO. Mr. Ramsey plans to dedicate 100% of his time to the Company after the Company becomes a publicly traded company.

Dr. Syed Ahmad is our consulting Chief Geologist who is devoted to our core projects on an as needed basis. We plan to convert his working status to a full time employee upon achieving our immediate financial goals.

DESCRIPTION OF PROPERTY

We expect to sign a lease agreement with regard to our Irving, TX office in the coming weeks. We expect our monthly rent to be $1,970 and for the lease agreement to expire on December 31, 2015.

Our Company is engaged in oil and gas producing activities and is thus subject to the information requirements of Subpart 1200 of Regulation S-K. We do not yet have, however, reserves, undeveloped reserves, delivery commitments, any wells in the process of being drilled, or drilling or other exploratory and development activities. We also do not yet own any oil and gas properties or acreage.

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LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings, which arise, in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have a material adverse effect on our business, financial condition or operating results.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is presently no public market for our shares of common stock. We anticipate applying for quoting of our common stock in the OTCQX or OTCQB marketplace of OTC Link upon the effectiveness of the Registration Statement of which this prospectus forms apart. However, we can provide no assurance that our shares of common stock will be quoted in the OTCQX or OTCQB marketplace of OTC Link or, if quoted, that a public market will materialize.

Holders of Capital Stock

As of the date of this Registration Statement, we had 60 holders of our common stock.

Rule 144 Shares

As of the date of this Registration Statement, we do not have any shares of our common stock that are currently available for sale to the public in accordance with the volume and trading limitations of Rule 144.

Stock Option Grants

We do not have a stock option plan in place and have not granted any stock options at this time.

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INTERNATIONAL WESTERN PETROLEUM, INC.

(An Exploration Stage Company)

FINANCIAL STATEMENTS

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REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

International Western Petroleum, Inc.

(An Exploration Stage Company)

We have audited the accompanying balance sheet of International Western Petroleum, Inc. (an Exploration Stage Company) as of February 28, 2014 and the related statements of operations, changes in stockholders' deficit, and cash flows for the period from February 19, 2014 (inception) through February 28, 2014. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects the financial position of International Western Petroleum, Inc. as of February 28, 2014 and the results of their operations and their cash flows for the period from February 19, 2014 (inception) through February 28, 2014 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 2 to the financial statements, the Company has incurred losses from operations and has a working capital deficit as of February 28, 2014, which raises substantial doubt about its ability to continue as a going concern.  Management’s plans concerning these matters are also described in Note 2.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ GBH CPAs, PC

GBH CPAs, PC

www.gbhcpas.com

Houston, Texas

May 30, 2014

F-1

INTERNATIONAL WESTERN PETROLEUM, INC.

(An Exploration Stage Company)

BALANCE SHEET

February 28, 2014

ASSETS
Current Assets:
Cash	$-

TOTAL ASSETS	$-

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities:
Accrued expenses	$2,750
Advances from officer	10,320
TOTAL CURRENT LIABILITIES	13,070

Commitments and Contingencies

Stockholders’ Deficit:
Preferred stock, $0.001 par value per share,
10,000,000 shares authorized; -0- shares issued
and outstanding at February 28, 2014	-
Common stock, $0.001 par value per share,
90,000,000 shares authorized; 43,267,600 shares issued
and outstanding at February 28, 2014	43,268
Additional paid-in capital	-
Deficit accumulated in the development stage	(56,338)
TOTAL STOCKHOLDERS' DEFICIT	(13,070)

TOTAL LIABILITIES AND
STOCKHOLDERS' DEFICIT	$-

See accompanying notes to financial statements.

F-2

INTERNATIONAL WESTERN PETROLEUM, INC.

(An Exploration Stage Company)

STATEMENT OF OPERATIONS

 FOR THE PERIOD FROM FEBRUARY 19, 2014 (INCEPTION) THROUGH FEBRUARY 28, 2014

February 19, 2014
(inception) through
February 28, 2014

REVENUES	$-

OPERATING EXPENSES:
Stock-based compensation	43,268
Professional fees	12,000
Licenses and permits	1,070
TOTAL OPERATING EXPENSES	56,338

NET LOSS	$(56,338)

Net loss per common share - basic and diluted	$(0.00)

Weighted average number of common shares outstanding – basic and diluted	36,726,760

See accompanying notes to financial statements.

F-3

INTERNATIONAL WESTERN PETROLEUM, INC.

 (An Exploration Stage Company)

STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

 FOR THE PERIOD FROM FEBRUARY 19, 2014 (INCEPTION) THROUGH FEBRUARY 28, 2014

				Deficit
				Accumulated
			Additional	in the	Total
	Common Stock		Paid-In	Development	Stockholders'
	Shares	Amount	Capital	Stage	Equity (Deficit)
Balance, February 19, 2014 (Inception)	-	$-	$-	$-	$-

Common stock issued for founder shares	43,267,600	43,268	-	-	43,268

Net loss	-	-	-	(56,338)	(56,338)

Balance, February 28, 2014	43,267,600	$43,268	$-	$(56,338)	$(13,070)

See accompanying notes to financial statements.

F-4

INTERNATIONAL WESTERN PETROLEUM, INC.

(An Exploration Stage Company)

STATEMENT OF CASH FLOWS

FOR THE PERIOD FROM FEBRUARY 19, 2014 (INCEPTION) THROUGH FEBRUARY 28, 2014

February 19, 2014
(inception) through
February 28, 2014

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(56,338)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	43,268
Changes in operating assets and liabilities:
Accrued expenses	2,750
NET CASH USED IN OPERATING ACTIVITIES	(10,320)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from advances from officer	10,320
NET CASH PROVIDED BY FINANCING ACTIVITIES	10,320

INCREASE (DECREASE) IN CASH	-

CASH - BEGINNING OF PERIOD	-

CASH - END OF PERIOD	$-

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for income taxes	$-
Cash paid for interest	$-

See accompanying notes to financial statements.

F-5

INTERNATIONAL WESTERN PETROLEUM, INC.

(An Exploration Stage Company)

Notes to Financial Statements

Note 1 – Organization, Nature of Operations and Summary of Significant Accounting Policies

International Western Petroleum, Inc. (the “Company”) was incorporated on February 19, 2014 as a Nevada corporation.  The Company is an exploration stage company with no current business activity and whose purpose is to conduct operations in the oil and gas industry.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expense during the period. Actual results could differ from those estimates.

Exploration Stage

The financial statements presented herein have been prepared by the Company in accordance with U.S. generally accepted accounting principles (“GAAP”) and the accounting policies set forth in these financial statements. The Company is in the exploration stage and consequently its financial statements have been prepared in accordance with Accounting Standards Codification (“ASC”) Topic No. 915 – Development Stage Entities.

Fair Value of Financial Instruments

The carrying amount of the Company’s accrued expenses and advances from officer approximates its estimated fair value due to the short-term nature of that financial instrument.

Income Taxes

Income taxes are accounted for in accordance with the provisions of ASC Topic No. 740. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amounts expected to be realized.

F-6

Stock-Based Compensation

The Company measures stock-based compensation cost at the grant date based on the fair value of the award and recognize it as expense, over the vesting or service period, as applicable, of the stock award.

Basic and Diluted Net Loss per Common Share

Basic net loss per common share amounts are computed by dividing the net loss available to International Western Petroleum, Inc. shareholders by the weighted average number of common shares outstanding over the reporting period. In periods in which the Company reports a net loss, dilutive securities are excluded from the calculation of diluted earnings per share as the effect would be anti-dilutive. For the period from February 19, 2014 (Inception) through February 28, 2014, there were no potentially dilutive securities outstanding.

Subsequent Events

The Company evaluated material events occurring between the end of our fiscal year, February 28, 2014, and through the date when the consolidated financial statements were available to be issued for disclosure consideration.

Recent Accounting Pronouncements

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on its results of operations, financial position or cash flows.

Note 2 – Going Concern

As reflected in the accompanying financial statements, the Company has generated a net loss of $56,338 and negative cash flows from operations of $10,320 during the period from February 19, 2014 (inception) through February 28, 2014. Also, the Company currently does not have any business activities to generate funds for its own operations. These conditions raise substantial doubt about its ability to continue as a going concern. The Company’s ability to continue as a going concern is dependent on its ability to raise additional capital and implement its business plan.

Management believes that actions presently being taken to obtain additional funding and implement its strategic plans provide the opportunity for the Company to continue as a going concern.

Note 3 – Related Party Transactions

During the period from February 19, 2014 (Inception) through February 28, 2014, Benjamin Tran, the Company’s majority shareholder and director, advanced $10,320 to the Company to fund its operations. As of February 28, 2014, the amount due to such majority shareholder and director was $10,320.  The advances to the Company are unsecured, non-interest bearing and are payable upon demand.

F-7

Note 4 – Stockholders’ Deficit

On February 19, 2014, the Company issued 36,000,000 shares of common stock of the Company to its founders. On February 28, 2014, the Company issued an additional 7,267,600 shares of common stock of the Company to various individuals. The Company recorded stock-based compensation expense at par value of $43,268 in connection with the issuance of these common shares during the period from February 19, 2014 (Inception) through February 28, 2014.

Note 5 – Income Tax Provision

Due to the Company’s net loss, there was no provision for income taxes for the period from February 19, 2014 (Inception) through February 28, 2014. The taxable loss of the Company for the period from February 19, 2014 (Inception) through February 28, 2014 is $13,070. Taxable loss excludes $43,268 of stock-based compensation. Based on a federal statutory rate of 34%, the Company has a net operating loss carryforward of $4,444 which is offset by a valuation allowance of the same amount. If not utilized, the loss will begin to expire in 2034.

Note 6 – Subsequent Events

On May 6, 2014, the Company sold 217,364 shares of common stock for cash proceeds of $163,022.

F-8

INTERNATIONAL WESTERN PETROLEUM, INC.

BALANCE SHEETS

(Unaudited)

	August 31, 2014	February 28, 2014

ASSETS
Current Assets
Cash	$31,630	$-
Total current assets	31,630	-
Pre-acquisition costs	88,000	-
TOTAL ASSETS	$119,630	$-

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

LIABILITIES
Current Liabilities
Accounts payable and accrued expenses	$7,500	$2,750
Advances from officer	1,070	10,320
TOTAL LIABILITIES	8,570	13,070

STOCKHOLDERS' EQUITY (DEFICIT)
Preferred stock, $0.001 par value per share,
10,000,000 shares authorized; 0 shares issued and
and outstanding at August 31, 2014 and February 28, 2014	-	-
Common stock, $0.001 par value per share,
90,000,000 shares authorized; 43,484,964 and 43,267,600 shares issued
and outstanding at August 31, 2014 and February 28, 2014, respectively	43,485	43,268
Additional paid-in capital	162,805	-
Accumulated deficit	(95,230)	(56,338)
TOTAL STOCKHOLDERS' EQUITY (DEFICIT)	111,060	(13,070)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$119,630	$-

See accompanying notes to the unaudited financial statements.

F-9

INTERNATIONAL WESTERN PETROLEUM, INC.

STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended	Six Months Ended
	August 31, 2014	August 31, 2014

REVENUES	$-	$-

OPERATING EXPENSES:
Professional fees	550	15,550
Other general and administrative expenses	6,237	23,342

TOTAL OPERATING EXPENSES	6,787	38,892

NET LOSS	$(6,787)	$(38,892)

Net loss per common share - basic and diluted	$(0.00)	$(0.00)

Weighted average number of common shares outstanding – basic and diluted	43,484,964	43,405,815

See accompanying notes to the unaudited financial statements.

F-10

INTERNATIONAL WESTERN PETROLEUM, INC.

STATEMENT OF CASH FLOWS

(Unaudited)

Six Months Ended
August 31, 2014

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(38,892)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in operating assets and liabilities:
Accounts payable and accrued expenses	4,750
NET CASH USED IN OPERATING ACTIVITIES	(34,142)

CASH FLOWS FROM INVESTING ACTIVITIES:
Pre-acquisition costs	(88,000)
NET CASH USED IN INVESTING ACTIVITIES	(88,000)

CASH FLOWS FROM FINANCING ACTIVITIES:
Advances from officer	13,000
Payments to officer for advances	(22,250)
Proceeds from issuance of common stock	163,022
NET CASH PROVIDED BY FINANCING ACTIVITIES	153,772

INCREASE IN CASH	31,630

CASH - BEGINNING OF PERIOD	-

CASH - END OF PERIOD	$31,630

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for income taxes	$-
Cash paid for interest	$-

See accompanying notes to the unaudited financial statements.

F-11

INTERNATIONAL WESTERN PETROLEUM, INC.

Notes to Financial Statements

(Unaudited)

Note 1 – Organization, Nature of Operations and Summary of Significant Accounting Policies

International Western Petroleum, Inc. (the “Company”) was incorporated on February 19, 2014 as a Nevada corporation.  The Company was formed to conduct operations in the oil and gas industry.

The accompanying unaudited financial statements of International Western Petroleum, Inc. have been prepared in accordance with generally accepted accounting principles used in the United States of America and with the instructions to Form 10-Q.  Accordingly, they do not include all information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments considered necessary for a fair presentation (consisting of normal recurring adjustments) have been included. Operating results for the three-month period and six-month periods ending August 31, 2014 are not necessarily indicative of the results that may be expected for the fiscal year ending February 28, 2015.  For further information, refer to the financial statements and footnotes thereto included in this registration statement on Form S-1 for the period ended February 28, 2014 filed with the Securities and Exchange Commission (the “SEC”).

Exploration Stage Change

The Company has limited operations and is considered to be in the exploration stage. During the six-month period ended August 31, 2014, the Company has elected to early adopt Accounting Standards Update No. 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements. The adoption of this ASU allows the Company to remove the inception to date information and all references to exploration stage.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expense during the period. Actual results could differ from those estimates.

Fair Value of Financial Instruments

The carrying amount of the Company’s accounts payable and accrued expenses and advances from officer approximates its estimated fair value due to the short-term nature of these financial instruments.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. The Company had $-0- cash equivalents at August 31, 2014 and February 28, 2014. The Company has not experienced any losses on its deposits of cash and cash equivalents.

Oil Properties

The Company follows the full cost method of accounting for its oil gas properties, whereby all costs incurred in connection with the acquisition, exploration for and development of petroleum and natural gas reserves are capitalized. Such costs include lease acquisition, geological and geophysical activities, rentals on non-producing leases, drilling, completing and equipping of oil wells and administrative costs directly attributable to those activities and asset retirement costs. Disposition of oil properties are accounted for as a reduction of capitalized costs, with no gain or loss recognized unless such adjustment would significantly alter the relationship between capital costs and proved reserves of oil and gas, in which case the gain or loss is recognized in the statement of operations.

F-12

Depletion and depreciation of proved oil properties will be calculated on the units-of-production method based upon estimates of proved reserves. Such calculations include the estimated future costs to develop proved reserves. Costs of unproved properties are not included in the costs subject to depletion. These costs are assessed periodically for impairment.

The Company capitalizes pre-acquisition costs directly identifiable with specific properties when the acquisition of such properties is probable. Such pre-acquisition costs include geological and geophysical activities such as surveys, geology assessment and reserve analysis. Capitalized pre-acquisition costs are presented in the balance sheet.

Income Taxes

Income taxes are accounted for in accordance with the provisions of ASC Topic No. 740. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amounts expected to be realized.

Stock-Based Compensation

The Company measures stock-based compensation cost at the grant date based on the fair value of the award and recognizes it as expense, over the vesting or service period, as applicable, of the stock award.

Basic and Diluted Net Loss per Common Share

Basic net loss per common share amounts are computed by dividing the net loss available to International Western Petroleum, Inc. shareholders by the weighted average number of common shares outstanding over the reporting period. In periods in which the Company reports a net loss, dilutive securities are excluded from the calculation of diluted earnings per share as the effect would be anti-dilutive. For the three month period and six month period ended August 31, 2014, there were no potentially dilutive securities outstanding.

Recent Accounting Pronouncements

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on its results of operations, financial position or cash flows.

Note 2 – Going Concern

As reflected in the accompanying financial statements, the Company has generated a net loss of $38,892 and negative cash flows from operations of $34,142 during the six month period ended August 31, 2014. Also, the Company currently does not have any business activities to generate funds for its own operations. These conditions raise substantial doubt about its ability to continue as a going concern. The Company’s ability to continue as a going concern is dependent on its ability to raise additional capital and implement its business plan.

Management believes that actions presently being taken to obtain additional funding and implement its strategic plans provide the opportunity for the Company to continue as a going concern.

Note 3 – Related Party Transactions

During the six month period ended August 31, 2014, Benjamin Tran, one of the Company’s major shareholders and a director, advanced $13,000 to the Company to fund its operations. During the six month period ended August 31, 2014, the Company made repayments of $22,250 for such advances. As of August 31, 2014 and February 28, 2014, the amount due to such majority shareholder and director was $1,070 and $10,320, respectively.  The advances to the Company are unsecured, non-interest bearing and are payable upon demand.

During the six month period ended August 31, 2014, the Company incurred pre-acquisition costs amounting to $88,000 for geology assessments and surveys which was paid to International Western Oil Corporation. Benjamin Tran is a significant shareholder of International Western Petroleum Corporation, the 100% owner of International Western Oil Corporation.

F-13

Note 4 – Stockholders’ Equity (Deficit)

In May 2014, the Company issued 217,364 shares of common stock of the Company for cash proceeds of $163,022.

Note 5 – Subsequent Events

In October 2014, the Company sold 70,000 shares of common stock of the Company for cash proceeds of $52,500.

F-14

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

The following discussion provides information which management believes is relevant to an assessment and understanding of our results of operations and financial condition. The discussion should be read along with our financial statements and notes thereto. This section includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.

Overview

The Company is an exploration stage company. The Company is currently managed by business and oil and gas exploration veterans who specialize in the oil and gas acquisition and exploration markets of the Central/West Texas region. Management believes that the Company’s core competitive advantage today is its ability to tap into the high potential leases of the Central/West Texas region of the United States, aiming to unlock its potential, specifically in the prolific Bend Arch area.

The Company’s Chief Executive Officer, Ross Henry Ramsey, and his family have participated in a number of exploration projects with several major oil and gas companies. Management believes that state-of the-art technology is one of the key differentiators of the Company. Oil and natural gas reserve development is a highly technologically oriented industry. Management believes that technology has greatly increased the success rate of finding commercial oil or natural gas deposits. In this context, success rate means the ability to make an oil/gas well that can produce a commercialized quantity of hydrocarbons. In general, the Company expects to apply georadiometry exploration technology to determine the drilling locations and the drilling depths.

The Company is continually seeking strategic investors to help it develop well projects located within the Bend Arch area. As such, the Company seeks to obtain enough funding to provide a budget for new acquisitions as well as exploration projects to meet its financial objectives in 2014.

Plan of Operation

We are currently an exploration stage company. We have not made any acquisitions nor formed any material relationship or entered into any agreement with any other oil and gas companies. Since inception, our operations are limited to forming the Company and raising capital resources. We have not generated any revenues to date. We do not currently engage in any business activities that provide cash flow.

Liquidity, Capital Resources, and Off-Balance Sheet Arrangements

At the date hereof, we have minimal cash at hand. We require additional capital to implement our business and fund our operations.

Additional funding may not be available on favorable terms, if at all. The Company intends to continue to fund its business by way of equity or debt financing and advances from related parties. In the event we seek to raise additional capital through the issuance of debt or its equivalents, this will result in increased interest expense. If we raise additional capital through the issuance of equity or convertible debt securities, the percentage ownership of our company held by existing shareholders will be reduced and those shareholders may experience significant dilution. In addition, new securities may contain certain rights, preferences or privileges that are senior to those of our common stock. We cannot assure you that we will be able to raise the working capital as needed in the future on terms acceptable to us, if at all.

If we are unable to raise capital as needed, we are required to reduce the scope of our business development activities, which could harm our business plans, financial condition and operating results, or cease our operations entirely, in which case, you will lose all of your investment.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no changes in or disagreements with accountants on accounting or financial disclosure matters.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the names and ages of our officers and directors as of December 8, 2014. Our executive officers are elected annually by our Board of Directors. Our executive officers hold their offices until they resign, are removed by the Board, or his successor is elected and qualified.

Name	Age	Position
Dr. Benjamin Tran	47	Chairman, Board of Directors and Secretary
Ross Henry Ramsey	26	Chief Executive Officer, President, Chief Financial Officer, and Director
Dr. Syed Ahmad	74	Chief Geologist

30

Set forth below is a brief description of the background and business experience of our executive officer and director for the past five years.

Dr. Benjamin Tran is a co-founder of International Western Petroleum, Inc. and has served as the Chairman of our Board of Directors and our Secretary since our inception. Dr. Tran specializes in cross-border M&A advisory and private equity. Since 2011, Dr. Tran has been Chairman of International Western Oil Corporation (“IWO”), a start-up exploration and production oil and gas company in Texas that has been a very active explorer through Central/West Texas. Dr. Tran also serves in the same position at International Western Petroleum Corporation (“IWPO”), the 100% parent of IWO. From 2008 to 2011, Dr. Tran was involved with Asia Pacific Capital Corporation as a founding member. Asia Pacific Capital is a global private equity advisory firm focused on microcap companies looking to grow their business in Asia. From 2007 to 2008, Dr. Tran was the President of Brean Murray Carret Procap Limited, an Asia-based Joint Venture with Brean Murray Carret & Co., a New York-based investment bank that has been involved in over 100 IPOs/APOs/SPACs and raised over $4B for U.S. and Asian companies. From 2004 to the present, Dr. Tran has been a consultant providing corporate development and restructuring services to small and medium enterprises in various industry sectors. Prior to his private equity and corporate advisory career, Dr. Tran worked for technology leaders including Micron Technology, Fujitsu Microelectronics, Mitsubishi Electric, Philips Semiconductors, holding various senior technical and marketing management positions. Dr. Tran holds a PhD in Business Administration from American Premier University, an MBA from the University of Phoenix, and MS and BS degrees in Electrical Engineering from San Jose State University, California.

Dr. Tran’s qualifications to serve on our Board include his many years of experience in business development and providing corporate transactional advice to emerging growth companies.

Ross Henry Ramsey is a co-founder of International Western Petroleum, Inc. and has served as the Chief Executive Officer, President, Chief Financial Officer, and a Director since our inception. Since 2011, Mr. Ramsey has been Chief Executive Officer and President of IWO, making IWO a very active explorer through Central/West Texas. Mr. Ramsey also serves in the same positions at IWPO. Mr. Ramsey devotes approximately 42 hours per week to our affairs and approximately 18 hours per week in total to the affairs of IWPO and IWO. Mr. Ramsey plans to dedicate 100% of his time to the Company after the Company becomes a publicly trading company. From 2007 to 2010, as a specialist in cost reduction, advanced drilling and production, Mr. Ramsey served as Vice President of Explorations with Earthbound Resources, participating in deep and shallow drilling, testing, and completing over one hundred vertical and horizontal wells. From 2010 to 2011, Mr. Ramsey served as Vice President of Production with Arriola Operating & Consulting. While working with Arriola Operating & Consulting, Mr. Ramsey's focus was drilling acreage and establishing PUDs (Proven Under Development) for new drilling locations. Mr. Ramsey participated in drilling, testing, and completing eight new wells with Arriola. Mr. Ramsey has been a part of exploration in Young County, Coke County, Fischer County, Jones County and Taylor County, all of which are in Texas. He is an expert in bringing in different drilling methods and secondary recovery methods to increase production volume. Mr. Ramsey is able to have profitable relationships with many oilfield service companies including Basic Energy Services, PSI Wireline, API Perforating, and Shack Energy Services because he knows and has worked with many of their key employees. As such, Mr. Ramsey has established himself as a true "Oil Man" at a young age. Mr. Ramsey knows both sides of the oil business, from being hands on to the financial planning. As a fourth generation oil man, Mr. Ramsey has been taught the oil business from the ground.

Mr. Ramsey’s qualifications to serve on our Board include his experience in the oil and gas industry.

Dr. Syed Ahmad has been our Chief Geologist since our inception. Since 2011 he has served as Principal Geologist of IWO and of IWPO. From 2009 to 2011, Dr. Ahmad served as an independent consultant in Houston, Texas, doing analysis of geological well data, as well as seismic data from old fields for prospect generation and to determine location of infill wells. Dr. Ahmad is a petroleum expert with 30 years of diversified experience in the petroleum industry including extensive operational experience in areas of well site operations and supervision, geosteering of wells, use of PeriScope in channel sands, and planning and mobilization of drilling rigs, mud-logging units and crews. Dr. Ahmad is conversant with 3D seismic data interpretation, data collection and synthesis of biostratigraphic, sedimentology and geochemical data, geochemical evaluation of wells and prospects, as well as reservoir characterization. As a skilled geologist in geomodeling, Dr. Ahmad has a very strong background in data management, in reservoir environment, as well as in the technical presentation of projects. Dr. Ahmad has held several senior technical positions: from 2008 to 2009, Dr. Ahmad was Geological Consultant with Saudi Geophysical / Aramco (Saudi Arabia); from 2005 to 2008, Dr. Ahmad was a Senior Geologist with Schlumberger / Saudi Aramco; from 2000 to 2005, Dr. Ahmad worked as Country Manager for Petrolog de Venezuela where he was responsible for all operations, as well as technical evaluation, and advisement on project acquisitions and contract negotiation; from 1995 to 2000, Dr. Ahmad served as Geological Consultant with Mobil Producing in Nigeria. Earlier in his career, Dr. Ahmad served, from 1988 to 1993, as Data Management Consultant with Exxon Exploration Company (Texas) and, from 1982 to 1988, as Senior Geologist at Placid Oil Company in Louisiana. Dr. Ahmad earned a PhD in Geology from Birmingham University, England and an MS in Geology and a BS in Chemistry from Dacca University, Bangladesh.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

31

EXECUTIVE COMPENSATION

Our executive employees have not received any compensation for services rendered to us, and are not accruing any compensation pursuant to any agreement with us.

We do not expect to pay any compensation to our employees until sufficient and sustainable financial budgets are obtained.

No retirement, pension, profit sharing, insurance programs, long-term incentive plans or other similar programs have been adopted by us for the benefit of our employees. We had no outstanding equity awards as of the date of this Registration Statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of December 8, 2014 with respect to the holdings of: (1) each person known to us to be the beneficial owner of more than 5% of our Common Stock; (2) each of our directors, nominees for director and named executive officers; and (3) all directors and executive officers as a group. To the best of our knowledge, each of the persons named in the table below as beneficially owning the shares set forth therein has sole voting power and sole investment power with respect to such shares, unless otherwise indicated. Unless otherwise specified, the address of each of the persons set forth below is in care of the Company, at the address of: International Western Petroleum, Inc., 5525 N. MacArthur Boulevard, Suite 280, Irving, TX 75038.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Common Stock (1)
5% Stockholders: None

Directors and Executive Officers:
Dr. Benjamin Tran, Chairman, Board of Directors and Secretary	16,000,000	36.74%
Ross Henry Ramsey, Chief Executive Officer, President, Chief Financial Officer and Director	20,000,000	45.92%
All directors and executive officers as a group (2 persons)	36,000,000	82.65%

(1)	Based on 43,554,964 shares of common stock outstanding as of December 8, 2014.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS AND DIRECTOR INDEPENDENCE

Transactions with Related Persons

We issued 20,000,000 shares of Common Stock to Ross Henry Ramsey, our Chief Executive Officer, President, Chief Financial Officer, and Director, at par value $0.001 per share.

We issued 16,000,000 shares of Common Stock to Dr. Benjamin Tran, our Chairman and Secretary, at par value $0.001 per share.

During the period from February 19, 2014 (Inception) through February 28, 2014, Benjamin Tran, one of the Company’s major shareholders and a director, advanced $10,320 to the Company to fund its operations. During the six month period ended August 31, 2014, Dr. Tran advanced $13,000 to the Company to fund its operations. These sums were advanced pursuant to oral agreements between Dr. Tran and the Company. During the six month period ended August 31, 2014, the Company made repayments of $22,250 for such advances. As of August 31, 2014 and February 28, 2014, the amounts due to Dr. Tran were $1,070 and $10,320, respectively. The advances to the Company are unsecured, non-interest bearing and are payable upon demand.

During the six month period ended August 31, 2014, the Company incurred pre-acquisition costs amounting to $88,000 which was paid to IWO. Dr. Tran and Mr. Ramsey, the Company’s directors and majority shareholders, are significant shareholders of IWPO, the 100% owner of IWO. Dr. Tran and Mr. Ramsey serve in similar positions for IWPO. IWO, for which Dr. Tran and Mr. Ramsey serve in the same positions as for IWPO, is licensed by the Texas RRC as an operator and has been feeding data and has been serving as a consultant related to exploration and acquisitions to us with regard to the Bend Arch Lion, Bend Arch Henry, and Bend Arch North Anderson projects. Although they are separate entities, IWPO does not engage in any business activities beyond serving as IWO’s parent. IWO is IWPO’s operating company. There are no formal agreements among the Company and IWO. Rather, once the Company becomes a publicly trading company, IWO will serve as a Texas-licensed oil and gas operator and on-site consultant for the Company to provide the Company with full geology reports, on-site survey work, reserve analysis and additional geology consulting work on an as-needed basis.

Director Independence and Committees

Neither Mr. Ross Henry Ramsey nor Dr. Benjamin Tran are considered independent because they are both executive officers of the Company and they each hold more than 10% of the Company’s shares of common stock outstanding. We do not currently have a separately designated audit, nominating or compensation committee.

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DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION OF SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by the Nevada corporate law and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

INTERNATIONAL WESTERN PETROLEUM, INC.

4,589,964 SHARES OF COMMON STOCK

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until _____________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The Date of This Prospectus is December 8, 2014

PART II   INFORMATION NOT REQUIRED IN THE PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Securities and Exchange Commission registration fee	$400.02
Federal Taxes	$0
State Taxes and Fees	$0
Transfer Agent Fees	$298.00
Accounting fees and expenses	$4,500.00
Legal fees and expense	$15,000.00
Blue Sky fees and expenses	$0
Miscellaneous	$0
Total	$20,198.02

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling security holders. The selling security holders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

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INDEMNIFICATION OF DIRECTORS AND OFFICERS

To the fullest extent permitted by the laws of the State of Nevada, our Articles of Incorporation and Bylaws, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his/her position, if he/she acted in good faith and in a manner he/she reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he/she is to be indemnified, we must indemnify him/her against all expenses incurred, including attorney’s fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

RECENT SALES OF UNREGISTERED SECURITIES

We were incorporated in the State of Nevada on February 19, 2014. In connection with incorporation, we issued 36,000,000 shares of common stock to our founders for services with a fair value of $36,000. On February 28, 2014, we issued an additional 7,267,600 shares of common stock to various individuals for services with a fair value of $7,268. On November 13, 2014, we sold 70,000 shares of common stock to Loc Tran at a price per share of $0.75 for a total price of $52,500. These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Act”) and were issued as founders shares. These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the investors had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

On May 6, 2014, we sold through a Regulation D Rule 506 offering a total of 217,364 shares of common stock to no more than 35 unaccredited investors, at a price per share of $0.75 for an aggregate offering price of $163,022. The Common Stock issued in this offering was issued in a transaction not involving a public offering in reliance upon an exemption from registration provided by Rule 506 of Regulation D of the Securities Act of 1933. In accordance with Section 230.506 (b)(1) of the Securities Act of 1933, these shares qualified for exemption under the Rule 506 exemption for this offerings since it met the following requirements set forth in Reg. §230.506:

(A)	No general solicitation or advertising was conducted by us in connection with the offering of any of the Shares.

(B)	At the time of the offering we were not: (1) subject to the reporting requirements of Section 13 or 15 (d) of the Exchange Act; or (2) an “investment company” within the meaning of the federal securities laws.

(C)	Neither we, nor any of our predecessors, nor any of our directors, nor any beneficial owner of 10% or more of any class of our equity securities, nor any promoter currently connected with us in any capacity has been convicted within the past ten years of any felony in connection with the purchase or sale of any security.

(D)	The offers and sales of securities by us pursuant to the offerings were not attempts to evade any registration or resale requirements of the securities laws of the United States or any of its states.

(E)	None of the investors are affiliated with any of our directors, officers or promoters or any beneficial owner of 10% or more of our securities.

Please note that pursuant to Rule 506, all shares purchased in the Regulation D Rule 506 offering completed in May 2014 were restricted in accordance with Rule 144 of the Securities Act of 1933. In addition, each of these shareholders were either accredited as defined in Rule 501 (a) of Regulation D promulgated under the Securities Act or sophisticated as defined in Rule 506(b)(2)(ii) of Regulation D promulgated under the Securities Act.

We have never utilized an underwriter for an offering of our securities. Other than the securities mentioned above, we have not issued or sold any securities.

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EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

EXHIBIT NUMBER	DESCRIPTION
3.1	Articles of Incorporation*
3.2	By-Laws*
5.1	Opinion of Szaferman, Lakind, Blumstein & Blader, P.C.**
23.1	Consent of GBH CPAs, PC**
23.2	Consent of Counsel (included in Exhibit 5.1, hereto)**

*	Previously Filed.

**	Filed Herewith.

UNDERTAKINGS

(A) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.    To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(5) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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SIGNATURES

Pursuant to the requirement of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Irving, State of Texas, on December 8, 2014.

INTERNATIONAL WESTERN PETROLEUM, INC.

By:	/s/Ross Henry Ramsey
Ross Henry Ramsey
Chief Executive Officer, President, and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ross Henry Ramsey		December 8, 2014
Ross Henry Ramsey	Chief Executive Officer, President, Chief Financial Officer, and Director (Principal Executive Officer, Principal Financial Officer, and Principal Accounting Officer)

/s/ Benjamin Tran	Chairman, Board of Directors	December 8, 2014
Benjamin Tran

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